UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) orSection 240.14a-12

SPAR Group, Inc.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 9, 2023

To the Stockholders of SPAR Group, Inc.:

The 2023 Annual Meeting of Stockholders (the "2023 Annual Meeting") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation"), will be held virtually on Thursday, November 9, 2023, at 12:00 PM (noon), Eastern Time.  You are invited to attend the 2023 Annual Meeting virtually or by proxy (but not in person).  The 2023 Annual Meeting is being held for the following purposes:

1.       To reelect five (5) Directors of SGRP (all incumbents on October 13, 2023) to serve on SGRP's Board of Directors (the "Board") during the ensuing year and until their respective successors have been duly elected and seated on the Board, which candidates are Mr. William H. Bartels (on an advisory basis), Mr. John Bode, Mr. James R. Gillis, Ms. Linda Houston, and Mr. Michael R. Matacunas (on an advisory basis). See Proposal 1, below;

2.       To ratify, on an advisory basis, the appointment of BDO USA, LLP, as the independent registered accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2023;

3.       To approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement (i.e., "Say on Pay"); and

4.       To select, on an advisory basis, whether the Corporation should request an advisory vote from its stockholders respecting compensation of the Named Executive Officers every one (1), two (2) or three (3) years (i.e., "Say on Frequency").

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on September 12, 2023 will be entitled to notice of and to vote at the 2023 Annual Meeting or any adjournment or postponement thereof.

The mailing of this Notice and the 2023 Proxy Statement also includes a composite (i.e., combined) copy of SGRP's Annual Report for the year ended December 31, 2022, as filed in two (2) parts with the Securities and Exchange Commission ("SEC") on Form 10-K on April 17, 2023, and Form 10-K/A amendment on May 1, 2023 (collectively, the "2022 Annual Report"), together with a letter to stockholders from Michael R. Matacunas, SGRP's President and Chief Executive Officer, and certain summary tables and corporate directory information not filed with the SEC. However, the composite 2022 Annual Report and such letter, tables and directories are not, and should not be considered to be, part of the attached Proxy Statement or other proxy soliciting materials. The mailed composite copy of the 2022 Annual Report does not contain the filed exhibits.

By Order of the Board of Directors
/s/ Antonio Calisto Pato
Antonio Calisto Pato Secretary, Treasurer and Chief Financial Officer

October 13,2023
Auburn Hills, Michigan

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD VIRTUALLY ON NOVEMBER 9, 2023: THE PROXY STATEMENT AND OTHER SGRP FILINGS WITH THE SEC ARE AVAILABLE AT investors.sparinc.com/sec-filings. YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR CAST YOUR PROXY VOTES BY TELEPHONE OR INTERNET, AS PROVIDED IN THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE VIRTUALLY PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. ANTONIO CALISTO PATO, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 1910 OPDYKE COURT, AUBURN HILLS, MICHIGAN 48326.

SPAR GROUP, INC.
1910 Opdyke Court
Auburn Hills, Michigan 48326

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on November 9, 2023

GENERAL INFORMATION

This Proxy Statement (this "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation", and together with its subsidiaries, "SPAR", "SPAR Group" or the "Company"), for use at the 2023 Annual Meeting of Stockholders (the "2023 Annual Meeting") to be held virtually on November 9, 2023, at 12:00 PM (noon), Eastern Time. This Proxy Statement and the form of proxy to be utilized at the 2023 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about October 13, 2023, which mailing also included a composite (i.e., combined) copy of SGRP's Annual Report for the year ended December 31, 2022, as filed in two (2) parts with the Securities and Exchange Commission ("SEC") on Form 10-K on April 17, 2023, and Form 10-K/A amendment on May 1, 2023 (collectively, the "2022 Annual Report"), together with a letter to stockholders from Michael R. Matacunas, SGRP's President and Chief Executive Officer, and certain summary tables and corporate directory information not filed with the SEC. However, the composite 2022 Annual Report and such letter, tables and directories are not, and should not be considered to be, part of this Proxy Statement or other proxy soliciting materials.  The mailed composite copy of the 2022 Annual Report does not contain the filed exhibits.  All SEC filings by SGRP are available on SGRP's website at investors.sparinc.com/sec-filings.

Information Regarding Virtual Attendance at 2023 Annual Meeting

This Proxy Statement concerns the 2023 Annual Meeting, which will be held virtually and not in person.  Please follow the instructions on the notice or proxy card that you received.  Further details and frequently asked questions regarding the 2023 Annual Meeting are available on the Company's Investor Relations website at https://investors.sparinc.com.

MATTERS TO BE CONSIDERED

The 2023 Annual Meeting has been called to: (1) reelect five (5) Directors of SGRP (all incumbents on October 13, 2023) to serve on SGRP's Board of Directors (the "Board") during the ensuing year and until their respective successors have been duly elected and seated on the Board, which candidates are Mr. William H. Bartels (on an advisory basis), Mr. John Bode, Mr. James R. Gillis, Ms. Linda Houston, and Mr. Michael R. Matacunas (on an advisory basis), as explained in Proposal 1 below); (2) ratify, on an advisory basis, the appointment of BDO USA, LLP, as the independent registered accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2023 (See Proposal 2, below); (3) approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement (i.e., "Say on Pay") (See Proposal 3 and Summary Compensation Table and related narratives, tables and disclosures, below); and (4) select, on an advisory basis, whether the Corporation should request an advisory vote from its stockholders respecting compensation of the Named Executive Officers every one (1), two (2) or three (3) years (i.e., "Say on Frequency") (See Proposal 4, below).

RECORD DATE AND VOTING

The Board has fixed the close of business on September 12, 2023, as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 2023 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 23,240,959 shares outstanding of SGRP's common stock, $0.01 par value (the "Common Stock").  On January 25, 2022, the Corporation filed a Certificate of Designation pursuant to which SGRP issued 2,000,000 shares of its of Series "B" Preferred Stock (the "Series B Preferred Stock") to the Majority Stockholders.  See Change of Control, Voting and Restricted Stock Agreement in Domestic Related Party Transactions, below.  Although the holders of the Series B Preferred Stock vote together for matters pertaining only to such Preferred Stock, they do not vote with the common Stock and have no vote in the 2023 Annual Meeting.  See Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities -- The Company's Capital Stock Generally in the 2022 Annual Report. Each share of Series B Preferred Stock is convertible into 1.5 shares of Common Stock upon vesting, and the shares of Common Stock issued thereunder are included in the shares outstanding on the Record Date.

QUORUM AND VOTING REQUIREMENTS

Each stockholder of record is entitled to one (1) vote for each share of Common Stock on any matter coming before the 2023 Annual Meeting. The holders of record of at least one-half of the outstanding shares of Common Stock entitled to vote at the 2023 Annual Meeting (11,620,480 above shares) must be present at the 2023 Annual Meeting (virtually or by proxy) and will constitute a quorum for the transaction of business at the 2023 Annual Meeting. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which specific votes are withheld or inconclusive or abstentions, including "broker non-votes" (as discussed below), will be considered present at the 2023 Annual Meeting for purposes of determining a quorum.

Brokers holding shares of Common Stock for beneficial owners in "street name" must vote those shares according to any specific instructions they receive from the beneficial owner of the shares. However, brokers have discretionary authority to vote on "routine" proposals, (e.g., the vote to ratify the selection of the independent registered accounting firm), which means that a broker may vote on behalf of a beneficial owner for such "routine" proposals in the broker's discretion if the beneficial owner does not provide specific instructions to the broker. Under applicable rules, if you hold your shares through a broker and do not instruct your broker how to vote with respect to each of the proposals to be voted on at the Annual Shareholders' Meeting, your broker may not vote with respect to any such proposals.

To the greatest extent permitted by applicable law and SGRP's By-Laws (to the extent not inconsistent with applicable law): (i) proxies with no specific voting instructions on a matter (including broker non-votes and unchecked boxes) will be voted by the proxy agent as provided below (and when then voted are not considered Inconclusive Votes as defined below); (ii) inconclusive votes (i.e., multiple boxes checked, and the like) respecting any candidate or matter are not counted as votes "FOR" or "AGAINST" (each an " Inconclusive Vote"); (iii) Abstentions and Inconclusive Votes are considered a vote but not counted as votes cast with respect to any matter; and (iv) and consequently Inconclusive Votes and abstentions will have no effect on the vote on such matter.  Inconclusive Votes and abstentions do not affect any director removal since an affirmative majority of stockholder shares is required.

A majority of votes must be cast "FOR" a nominee at the 2023 Annual Meeting virtually or by proxy for the election of each nominee to serve as a director. Accordingly, any director receiving a majority of "AGAINST" votes is denied reelection and has agreed to immediately retire when his or her successor has been duly elected and seated on the Board in the Resignation Agreement subject to and retaining all his rights under the 2022 By-Laws and each applicable agreement or law against SGRP or any related person. See Proposal 1 and Resignation and Retirement Letter Agreement, below,  However, this is essentially an advisory vote respecting any nominee for a Contractually Dedicated Seat since such nominee has a contractual right to be on the Board (subject to the direction and discretion of the applicable Nominating Rights Holder).  See Proposal 1, Resignation and Retirement Letter Agreement, and Contractually Dedicated Seats, below. Mr. William H. Bartels and Mr. Michael R. Matacunas are nominees are for Contractually Dedicated Seats and have been nominated by the applicable Nominating Rights Holder. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

SGRP stockholders are not entitled to cumulate votes.  If there were cumulative voting, in a field of more than five (5) nominees, the five (5) nominees receiving the most votes would be elected as directors.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2023 Annual Meeting virtually or by proxy is required to ratify, on an advisory basis, the selection of BDO USA, LLP as SGRP's independent registered accounting firm for the year ending December 31, 2023. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

The affirmative vote (i.e., "FOR") of a majority of votes cast at the 2023 Annual Meeting virtually or by proxy is required to approve, on an advisory basis, the compensation of the SGRP's Named Executive Officers (See Summary Compensation Table and related narratives, tables and disclosures, below). Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

With respect to the vote on the frequency that SGRP holds the advisory vote on the compensation of the Named Executive Officers, the alternative (i.e., "one", "two" or "three" years) receiving the greatest number of votes virtually or by proxy shall be deemed approved on an advisory basis. Abstentions and Inconclusive Votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

To the greatest extent permitted by applicable law and SGRP's By-Laws (to the extent not inconsistent with applicable law), all proxies that are properly completed, signed and returned (or registered, completed, authenticated and submitted if by telephone or internet) prior to the 2023 Annual Meeting will be voted in accordance with the specific directions made thereon or, in the absence of directions: (a) for the reelection of all nominees named herein and serving as a director on October 13, 2023, to serve as directors (See Proposal 1, below); (b) in favor of the proposal to ratify, on an advisory basis, the appointment of BDO as the Company's independent registered accounting firm (See Proposal 2, below); (c) in favor of the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in "Executive Compensation" below (See Proposal 3, below); and (d) in favor of "One Year" respecting the proposal to select, on an advisory basis, whether the Corporation should obtain an advisory vote from its stockholders respecting executive compensation every one (1), two (2) or three (3) years (See Proposal 4, below).

Management does not intend to bring before the 2023 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2023 Annual Meeting. If any other matters or motions come before the 2023 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the 2023 Annual Meeting. Proxies may be revoked at any time prior to their exercise: (1) by written notification to the Secretary of SGRP at SGRP's principal executive offices located at 1910 Opdyke Court, Auburn Hills, Michigan 48326; (2) by delivering a duly executed proxy bearing a later date; or (3) by the stockholder virtually attending the 2023 Annual Meeting and voting his or her shares electronically.

PROXY STATEMENT PROPOSALS

YOU HAVE A VOTE, WE ARE ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO SEND US A PROXY

WITH RESPECT TO THE FOLLOWING PROPOSALS TO BE VOTED UPON AT THE 2023 ANNUAL MEETING

PROPOSAL 1 -- ELECTION OF DIRECTORS

1A.     Two (2) Directors are nominees to be elected on an advisory basis at the 2023 Annual Meeting to serve on SGRP's Board of Directors (the "Board") until the next annual meeting of Stockholders and until their respective successors have been duly elected and seated on the Board.

The nominees for reelection on an advisory basis as a Director are Mr. William H. Bartels, and Mr. Michael R. Matacunas.

Mr. William H. Bartels is a candidate for the Bartels Board Seat and Mr. Michael R. Matacunas is a candidate for the CEO Board Seat, each of which is a Contractually Dedicated Seat, and therefore it is an advisory vote respecting for Mr. William H. Bartels and Mr. Michael R. Matacunas. See Resignation and Retirement Letter Agreement and Contractually Dedicated Seats, below.

This is an advisory vote respecting any nominee for a Contractually Dedicated Seat since such nominee has a contractual right to be on the Board (at the direction and subject to the discretion of the applicable Nominating Rights Holder).  See Resignation and Retirement Letter Agreement and Contractually Dedicated Seats, below. Both Mr. William H. Bartels and Mr. Michael R. Matacunas are nominees for Contractually Dedicated Seats and have been nominated by the applicable Nominating Rights Holder.  See Contractually Dedicated Seats, below.  The Board currently has seven (7) members and Mr. Robert G. Brown has not exercised his rights to nominate any candidates for election to the Board pursuant to the CIC Agreement prior to the Proxy Statement printing.  Accordingly, two (2) Director Board seats will become vacant and have no nominee at the 2023 Annual Meeting, and remain vacant unless and until filled by appointment by the Board.

1B.     Three (3) Directors are nominees to be elected at the 2023 Annual Meeting to serve on SGRP’s Board of Directors (the “Board”) until the next annual meeting of Stockholders and until their respective successors have been duly qualified, elected and seated on the Board.

The nominees for reelection as a Director are Mr. John Bode, Mr. James R. Gillis, and Ms. Linda Houston.

Mr. Sean M. Whelan resigned from the Board effective September 30, 2023, and Mr. Michael Wager passed away on July 8, 2023.

The two (2) remaining seats will be vacant after the 2023 Annual Meeting. See Change of Control, Voting and Restricted Stock Agreement in Domestic Related Party Transactions, and Contractually Dedicated Seats, below.

The age, principal occupation and certain other information respecting each nominee are stated under the caption The Board of Directors of the Corporation, below.

In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of the nominees.

Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unable to serve.

Except for the CIC Agreement (See Board Size, Quorum and Voting, Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence and Contractually Dedicated Seats, below), no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. Except as set forth below, none of the nominees has any family relationship to any other nominee or to any executive officer of the Corporation. However: Mr. Michael R. Matacunas is an Executive and Officer of SGRP.

Resignation and Retirement Letter Agreement

As provided in the 2022 By-Laws pursuant to the Settlement (See 2022 By-Laws, below), each Director has signed and delivered to the Corporation a written irrevocable Resignation and Retirement Letter Agreement Under Sections 3.08 and 3.11 of the By-Laws (each a "Resignation Letter"), which supersedes each earlier such letter agreement and constitutes an irrevocable resignation for purposes of DGCL Section 141(b). Pursuant to the Resignation Letter, the departing Director shall be deemed to have retired for all purposes (including all plans and other benefits, but excluding indemnification, and severance, contractual, legal and related rights) which letter shall be effective as and when, and effective upon, the occurrence of any of the Departure Conditions (as defined and limited in the Resignation Letter), which include (without limitation): (i) the date of the 2023 Annual Meeting if such person failed to be nominated for reelection or reelected by the required majority affirmative vote of the voting stockholders at which such person is subject to re-election and his or her successor have been elected and seated; provided, however, that if the Director is nominated for a Contractually Dedicated Seat, such resignation and retirement will not be effective unless and until the applicable Nominating Rights Holder agrees in writing to such departure; or (ii) it has been determined that such person has not complied in any material respect with the Corporation’s then applicable policies, codes or by-laws or charters or with Nasdaq rules, SEC rules or other applicable rule, regulation or other law, subject to confirmation by the Board with at least a 70% vote (of those voting and with such person not voting) that such a determination is the occurrence of a Departure Condition. Accordingly, that retirement for any Director (other than one nominated for a Contractually Dedicated Seat unless the applicable Nominating Rights Holder agrees) could be triggered if a majority of the votes are "no", and a majority of the voting stockholders have the power to together vote "no" and effectively remove any Director.  In addition, nominees for Contractually Dedicated Seats have included in their Resignation Letter a Departure Condition consisting of SGRP's receipt of written notice from the applicable Nominating Rights Holder of the appointment of someone else to such person's Contractually Dedicated Seat.  See Contractually Dedicated Seats, below. In his or her Resignation Letter, each Director has expressly reserved every claim or right under the By-Laws or any applicable agreement or rule, regulation or other law against SGRP or any related person, including (without limitation) any claim arising under or related to any Departure Condition.

A MAJORITY OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES IDENTIFIED ABOVE (PROPOSAL 1).

PROPOSAL 2 -- RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENT OF

 BDO USA, LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE

CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2023

The Audit Committee of the Board, on August 9, 2023, appointed BDO USA, LLP ("BDO"), an independent registered accounting firm, as the Company's independent registered accounting firm to audit the consolidated financial statements of the Company for its year ending December 31, 2023, subject to the Audit Committee's review of the final terms of BDO's engagement and plans for their audit. BDO audits certain foreign subsidiaries of SGRP through BDO's affiliates in those countries. A resolution will be submitted to stockholders at the 2023 Annual Meeting for the ratification of such appointment on an advisory (i.e., non-binding) basis. Stockholder ratification of the appointment of BDO or anyone else for non-audit services is not required and will not be sought (on an advisory basis or otherwise).

BDO has served as the Company's independent registered accounting firm since October 2013.

Audit Fees

The aggregate fees billed to SGRP for professional accounting services by BDO USA, LLP, including the audit of the Company's annual financial statements for the years ended December 31, 2022 and 2021, are set forth in the table below (amounts in thousands):

	2022	2021
Audit fees	$903	$640
Audit-related fees	33	50
Tax fees	169	187
Total	$1,105	$877

For purposes of the preceding table professional fees are classified as follows:

●

Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent registered accounting firm in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered accounting firm in connection with statutory and regulatory filings or engagements.

●

Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent registered accounting firm that are reasonably related to the performance of the audit or review of the financial statements. Audit related fees in the above table represent fees for a 401(k) audit and fees for a stand-alone audit of a subsidiary requested by the Company.

●

Tax fees — These are fees for all professional services performed by professional staff in our independent registered accounting firm's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

Since the Audit Committee's formation in 2003, as required by applicable law and Nasdaq rules, each audit-related or tax or other non-audit service performed by the Company's independent registered accounting firm either: (i) was approved in advance on a case-by-case basis by SGRP's Audit Committee; or (ii) fit within a pre-approved "basket" of audit-related or tax and other non-audit services of limited amount, scope and duration established in advance by SGRP's Audit Committee. In connection with the standards for independence of the Company's independent registered accounting firm promulgated by the SEC, the Audit Committee considers (among other things) whether the provision of such services would be compatible with maintaining the independence of the Company's registered independent accounting firm.

Anticipated Attendance by BDO USA, LLP at the 2023 Annual Meeting

BDO has indicated to the Corporation that it intends to have representatives available, virtually, during the 2023 Annual Meeting who will respond to appropriate questions. These representatives will have the opportunity to make a statement during the meeting if they so desire.

Advisory Vote

A resolution will be submitted to stockholders at the 2023 Annual Meeting for the ratification, on an advisory basis, of the Audit Committee's appointment of BDO as the Company's independent registered accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2023. The affirmative vote of a majority of the votes cast at the 2023 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal because brokers have discretion under applicable rules to vote uninstructed shares on this proposal. In any event, broker non-votes will have no effect on the outcome of this proposal.

Accordingly, the Corporation will ask its stockholders to vote on the following resolution at the 2023 Annual Meeting:

"RESOLVED, that the Corporation's stockholders approve, on an advisory basis, the Audit Committee's appointment of BDO as the Company's independent registered accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2023."

If the advisory resolution ratifying BDO as the Company's independent registered accounting firm is adopted by the stockholders, the Audit Committee and Board nevertheless retain the discretion to select a different independent registered accounting firm should they subsequently conclude that doing so is in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

If the stockholders do not ratify the appointment, on an advisory basis, of BDO, or if BDO should decline to act or otherwise become incapable of acting, or if BDO's engagement with SGRP is discontinued, SGRP's Audit Committee will appoint another independent registered accounting firm to act as the Company's independent registered accounting firm for the year ending December 31, 2023 (which may nevertheless be BDO should the Audit Committee subsequently conclude that BDO's appointment is in the Company's best interests).

THE AUDIT COMMITTEE AND A MAJORITY OF THE BOARD OF DIRECTORS EACH BELIEVE THAT THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND EACH RECOMMENDS THAT THE STOCKHOLDERS VOTE ON AN ADVISORY BASIS "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED (PROPOSAL 2).

PROPOSAL 3 -- ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") added Section 14A to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that the Corporation provide its stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of the Corporation's Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (See Summary Compensation Table and related narratives, tables and disclosures, below).  For clarity, the Named Executive Officers are Michael R. Matacunas, the Corporation's Chief Executive Officer, Antonio Calisto Pato, the Corporation's Chief Financial Officer, Kori G. Belzer, the Corporation's Chief Global Operating Officer, Ron Lutz, the Corporation's Chief Global Commercial Officer, and William Linnane, the Corporation's Chief Strategy and Growth Officer, and the term does not include any of the other persons listed below in Executive Compensation (See Summary Compensation Table and related narratives, tables and disclosures, below).

Compensation Policy

The Corporation believes that its compensation packages should: (i) attract and retain quality directors, executives and employees; (ii) provide total compensation competitive with similar companies; (iii) reward and reinforce the attainment of the Corporation's performance objectives; and (iv) align the interests of its directors, executives and employees with those of its stockholders (the "Corporation's Compensation Objectives"). To endeavor to meet the Corporation's Compensation Objectives, the Compensation Committee oversees the existing and proposed compensation plans, policies and practices of the Corporation, reviews and approves all director and executive officer compensation, and recommends to the Board all director and executive officer compensation for approval.

The Corporation believes that the interests of its executives should be closely aligned with those of its stockholders. The Corporation's executive compensation program has three primary elements, which are fixed-base salaries, annual performance-based bonuses and long-term equity-based incentive awards. In balancing these elements, the Corporation endeavors to strike an appropriate balance among the Corporation's annual performance, its long-term growth objectives, its ability to attract and retain qualified executive officers and the expense of such compensation. The Corporation believes it should compensate executives for their individual work and achievements, which it endeavors to do through the salaries and individual discretionary bonuses described below. In addition, the Corporation rewards executives for their contributions to the Corporation's achievement of short-term business objectives and operational and performance goals, through the annual cash and stock-based incentive bonuses described below. Grants of phantom stock units, restricted stock units, stock options and other stock-based awards under the Corporation's 2021 Plan, 2020 Plan and 2018 Plan and proposed under the 2022 Plan (as such Plans are defined and described below) are incentives for each executive to make long-term contributions to the value of the Corporation. The Corporation considers all elements of compensation when determining the total salaries and incentives for its executives, but once determined for a particular year such elements are generally independent of each other (e.g., salary will not be affected by the size of bonuses or value of stock-based awards).

Determining Compensation

Each year the Compensation Committee receives compensation recommendations for base salary, bonuses and possible stock-based awards for its non-CEO Named Executive Officers from the Corporation's Chief Executive Officer, and carefully reviews and (to the extent they deem appropriate) adjusts them before approving them. These recommendations are developed by management through employee evaluations, development of business goals and input from its executives. The Corporation also provides a stock purchase plan, 401(k) plan, healthcare plan and certain other benefits to all of the Company's employees (including its executives). The Corporation believes that it pays competitive compensation packages that allow it to attract and retain quality executives.

In setting base salaries, the Corporation considers individual performance (including the satisfaction of duties and accomplishment of previously established short-term and long-term objectives) and various subjective criteria (including initiative, dedication, growth, leadership and contributions to overall department and corporate performance).

The Corporation's Named Executive Officers are eligible for annual cash and stock-based award bonuses based upon their individual performance, and the Corporation's achievements of certain specific operating results.  During or before the beginning of each year, the Corporation's Chief Executive Officer, with the review of the Compensation Committee, establish bonus criteria for each of those officers based principally on the Corporation's achievement of specific performance goals during the year. The type of goal, thresholds and awards may vary among the executives based on their specific area of expertise and responsibilities. However, each goal is specifically designed with the goal of generating additional profit, increasing revenue or otherwise increasing stockholder value. Ranges are generally specified for the goals with corresponding cash and stock-based award bonuses specified for achievement. If a specified level for a goal is achieved, as determined by the Corporation and reviewed by the Compensation Committee, the applicable executives are entitled to the corresponding cash and stock-based award bonuses. All Named Executive Officer bonus plans are recommended by the Corporation's Chief Executive Officer, reviewed and approved by the Compensation Committee and approved by the Board.

Please see "EXECUTIVE COMPENSATION" (including the Summary Compensation Table and related narratives, tables and disclosures, below) below for the compensation and benefits received by the Corporation's Named Executive Officers during 2022.

Advisory Vote

The vote on Proposal 3 is advisory, which means that the vote on the compensation of the Named Executive Officers is not binding on the Corporation, the Board or its Compensation Committee. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation paid to the Corporation's Named Executive Officers in 2022, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against the Corporation's Named Executive Officers, as described in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the Corporation's stockholders' concerns.

Accordingly, the Corporation asks its stockholders to vote on the following resolution at the 2023 Annual Meeting:

"RESOLVED, that the Corporation's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and related narratives, tables and disclosures and the other related tables and disclosure."

A MAJORITY OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE EACH RECOMMENDS THAT THE STOCKHOLDERS VOTE ON AN ADVISORY BASIS "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT (PROPOSAL 3).

PROPOSAL 4 -- ADVISORY VOTE ON WHETHER THE CORPORATION

SHOULD REQUEST AN ADVISORY VOTE FROM ITS STOCKHOLDERS RESPECTING

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY ONE (1), TWO (2) OR THREE (3) YEARS

As a result of the Dodd-Frank Act, Section 14A of the Exchange Act requires that the Corporation provide its stockholders with the opportunity to vote, on a nonbinding advisory basis, for their preference as to how frequently they vote in the future on the compensation of the Corporation's Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC. Although it is not required to do so, the Corporation currently intends to hold this "frequency vote" every year.

The Corporation's stockholders may indicate whether they would prefer to conduct future advisory votes on the compensation of the Named Executive Officers once every one (1), two (2), or three (3) years. Stockholders also may abstain from casting a vote on this proposal.

The Board has determined that an annual advisory vote on the compensation of the Named Executive Officers will permit the Corporation's stockholders to provide direct input each year on the Corporation's executive compensation philosophy, policies and practices as disclosed in this Proxy Statement, which is consistent with the Corporation's efforts to engage in an ongoing dialogue with the its stockholders on the compensation of the Named Executive Officers.

This vote is advisory, which means that this frequency vote on the compensation of the Named Executive Officers is not binding on the Corporation, the Board or its Compensation Committee. The Corporation recognizes that the stockholders may have different views as to the best approach for the Corporation, and therefore the Corporation looks forward to hearing from the stockholders as to their preference on the frequency that the Corporation should hold an advisory vote on the compensation of the Named Executive Officers.

The Board and its Compensation Committee will consider the outcome of the frequency vote. However, when considering the frequency of future advisory votes on the compensation of the Named Executive Officers, the Board and its Compensation Committee may decide that it is in the best interests of the Corporation's stockholders and the Corporation to hold an advisory vote on the compensation of the Named Executive Officers more or less frequently than the frequency receiving the most votes cast by the Corporation's stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one (1) year, two (2) years or three (3) years (or abstain) when voting in response to the resolution set forth below.

The proxy card provides stockholders with the opportunity to choose among four (4) options (to hold the compensation vote every one (1), two (2) or three (3) years, or to abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE EACH RECOMMENDS THE STOCKHOLDERS VOTE ON AN ADVISORY BASIS FOR "ONE (1) YEAR" AS THE PREFERRED FREQUENCY FOR THE OPTION OF HOLDING THE ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (PROPOSAL 4).

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Board of Directors of the Corporation

The Board is responsible for overseeing the management, policies and direction of the Corporation and its subsidiaries (collectively, the "Company"), both directly and through its committees (See "Corporate Governance", below). The members of the Board and referenced Committees as of December 31, 2022, were as set forth below except as otherwise noted:  However, Mr. James R. Gillis joined the Board on August 10, 2023, and Mr. John Bode and Ms. Linda Houston joined the Board on October 1, 2023.  Mr. Sean M. Whelan resigned from the Board effective September 30, 2023, Mr. Michael Wager passed away on July 8, 2023.

Name	Age	Position with SGRP on December 31, 2022
Michael Wager (3) (4) (6) (7) (8)	71	Chairman of the Board and Director
Michael R. Matacunas	55	Chief Executive Officer, President and Director
Sean M. Whelan (3) (4) (5) (7) (9)	52	Director and Chairman of the Audit Committee
William H. Bartels (6)	78	Director
Peter W. Brown (2) (3) (4) (5)	41	Director
Robert G. Brown (1)	79	Director

Name	Age	Position with SGRP as of this Printing
Michael R. Matacunas	55	Chief Executive Officer, President and Director
William H. Bartels (6)	78	Director
James R. Gillis (7) (10)	69	Director and Chairman of the Board and Chairman of the Compensation Committee
John Bode (7) (11)	48	Director and Chairman of the Audit Committee
Linda Houston (7) (12)	65	Director and Chairman of the Governance Committee
Peter W. Brown (2) (3) (4) (5)	41	Director
Robert G. Brown (1)	79	Director

(1)	Chairman of the Board through January 25, 2022.
(2)

Vice Chairman of the Board through January 25, 2022. Chairman of the Governance Committee through January 25, 2022, and was a member of the Audit Committee, Governance Committee, and Compensation Committee through October 4, 2023.

(3)	Member of the Governance Committee on December 31, 2022, but not currently.
(4)	Member of the Audit Committee on December 31, 2022, but not currently.
(5)	Member of the Compensation Committee on December 31, 2022, but not currently.
(6)	Member of the Special Committee on Strategic Alternatives on December 31, 2022.
(7)	Qualified as a "Super Independent Director" under and as defined in SGRP's 2022 By-Laws. See Contractually Dedicated Seats and 2022 By-Laws, below.
(8)	Mr. Wager had been Chairman of the Board since September 15, 2022, and passed away on July 8, 2023.
(9)	Mr. Whelan resigned effective September 30, 2023, and declined to stand for reelection.
(10)

On August 10, 2023, Mr. Gillis was appointed to the Board, Governance Committee, Audit Committee, Compensation Committee and Special Committee for Strategic Alternatives, and became Chairman of the Governance Committee. On September 1, 2023, he was appointed and remains Chairman of the Compensation Committee.  On October 4, 2023, he was appointed the Chairman of the Board and the Chairman of the Special Committee for Strategic Alternatives.

(11)

On October 1, 2023, Mr. John Bode was appointed to the Board, and on October 4, 2023, he was appointed to the Audit Committee, Governance Committee, and Special Committee for Strategic Alternatives, and appointed Chairman of the Audit Committee.

(12)

On October 1, 2023, Ms. Linda Houston was appointed to the Board, and on October 4, 2023, she was appointed to the Governance Committee, Audit Committee, Compensation Committee, and Special Committee for Strategic Alternatives, and was appointed Chairman of the Governance Committee.

Michael Wager passed away on July 8, 2023.  Mr. Wager joined the Board on October 21, 2021 and was elected Chairman of the Board on September 15, 2022.  He was a member of the Governance Committee, Audit Committee, Compensation Committee and Special Committee for Strategic Alternatives. Mr. Wager was an attorney who specialized in securities, reorganizations, M&A and regulatory compliance throughout his career. He was a Senior Counsel with Taft Stettinius & Hollister LLP serving in an advisory role and the Chief Strategy Officer for Byrna Technologies. Mr. Wager was also a member of the board and served as the Chairman of the Audit and Governance Committees for Michael Anthony Holdings. Mr. Wager earned his Bachelor of Arts, Political Science Degree at the American University, College of Public Affairs, his Master of Arts, Political Science Degree at Columbia University, Graduate School of Arts and Sciences, and his Juris Doctor Degree at New York University School of Law.

Michael R. Matacunas serves as the Chief Executive Officer, President and a Director of SGRP and has held such positions since his appointment as Chief Executive Officer of SGRP on February 16, 2021. He is a Fortune 500 veteran with more than 30 years of relevant leadership experience. He has worked in public and private companies, developed and led international business growth, driven exceptional operational results and built world-class teams. Mr. Matacunas was previously the Chief Administrative Officer at Dollar Tree, Inc., where he helped lead the successful multi-billion-dollar acquisition and integration of Family Dollar Stores, including, among other things, merchandising, sourcing, operational and executive improvements. Prior to this, Mr. Matacunas was CEO of a successful retail professional services business that transformed leading global retailers, wholesalers and consumer packaged goods companies. Mike's experience also includes strategy, consulting and world-wide roles at leading technology companies, including IBM and Manhattan Associates. Mr. Matacunas earned a BA in Economics from Boston University and an MBA from the College of William & Mary Mason School of Business.  He sits in one of the Contractually Dedicated Seats (i.e., the CEO Board Seat"). See Contractually Dedicated Seats, below.

William H. Bartels has served as Director of SGRP since July 8, 1999. As one (1) of the two (2) founders of the Company, he was responsible for sales, marketing and developing client relationships across the globe for more than 40 years. He was also responsible for marketing/sales for the SPARLINE technology and its related consulting business for evaluating trade promotion spending and strategies for top tier CPG companies, domestic and international. He gained industry-wide recognition as reported through numerous industry publications and guest speeches at major industry conferences, while also negotiating partnerships with research companies in the U.K. and Australia for using the SPARLINE system. Prior to July 8, 1999, Mr. Bartels served as Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies, since 1967. He retired as an employee of the Company on January 1, 2020.  He sits in one of the Contractually Dedicated Seats (i.e., the Bartels Board Seat) and nominated himself for re-election to that seat pursuant to the CIC Agreement.  See Change of Control, Voting and Restricted Stock Agreement and Contractually Dedicated Seats, below.

James R. Gillis joined the Board of SGRP in August 2023, was appointed Chairman of the Board on October 4, 2023 and currently is a member of the Audit Committee, the Compensation Committee (and is its Chairman), the Governance Committee, and the Special Committee [on Strategic Alternatives] (and is its Chairman).  Mr. Gillis is currently the CEO of Gillis & Associates, Inc., an M&A advisory firm that helps buyers and sellers in complex transactions.  From 1993 to 2011, he was the CEO of Source Interlink Companies, Inc.  From 1989 to 1993, Mr. Gillis was Managing Partner of Aders, Wilcox, Gillis Group, a global developer of trade relationships serving major brand marketers and retailers worldwide.  He currently serves on the boards of American Stock Transfer & Trust Company, LLC (AST),  and Travelport Worldwide LTD, and is an advisor to Siris Capital Group and Platinum Equity. Mr. Gillis has served on the boards and committees of multiple companies including Source Interlink, Park City Group, and Globe Communications.  He attended Nova University in Fort Lauderdale.

John Bode joined the Board of SGRP in October 2023 and currently is a member of the Audit Committee (and is its Chairman), the Governance Committee, and the Special Committee [on Strategic Alternatives].  Mr. Bode was recently named Executive Vice President, Chief Financial Officer and Chief Transformation Officer of Postmedia Network Canada Corp. effective October 6, 2023.  Postmedia is a leading Canadian news media company.  He is currently transitioning from the role of interim Chief Executive Officer and a member of the Board of Directors of FISION Corporation, a start-up technology platform focused on internal and third-party software development, where he is also a member of the Board of Directors.  From 2018 to 2022, he was the EVP, Chief Operating Officer of Readerlink Distribution Services, LLC, which is the largest full-service distributor of books to retailers in North America.  From 2015 to 2018, Mr. Bode owned and operated a boutique strategic consultancy which was partnered with BGJ Group that focused on retail distribution and product placement.  From 2013 to 2015, he was the Chief Financial Officer of Tribune Publishing Company.  Mr. Bode began his career in 1996 as a CPA with BDO Seidman, LLP.  He currently serves multiple public, private and charitable boards including McClatchy, Postmedia, Zevra Pharmaceutical and Veterans Ventures.  Mr. Bode served on the board of Proficient Alpha Acquisition Corp. which ended when the acquisition of the Lion Group was completed in 2023.  He earned his degree in Accountancy from the University of Notre Dame.

Linda Houston joined the Board of SGRP in October 2023 and currently is a member of the Governance Committee (and is its Chairman), the Audit Committee, the Compensation Committee, and the Special Committee [on Strategic Alternatives].  Ms. Houston is currently an Affiliate for Bates Consulting Group providing expert witness testimony on wealth management.  She is also a Consultant for LGH Consulting LLC, an independent consulting firm that consults wealth management teams and trust departments.  From 2011 to 2017, she was the Managing Director/Division Executive, and the Head of Global Wealth and Investment Management Diversity and Inclusion (D&I) Council for Bank of American/Merrill Lynch.  From 1999 to 2011, Ms. Houston held positions, also at Bank of America/Merrill Lynch, as New Jersey Regional Managing Director (2010-2011), National Marketing and Sales Manager (2008-2009) and Managing Director/Marketing Executive (1999-2008).  She serves on the board of Virginia National Bank, Florida Oceanographic, Community Foundation of Martin and St. Lucie Counties, Sailfish Point Foundation, Alvin Ailey Dance Company and Baruch College Zicklin School of Business.  Ms. Houston earned her Bachelors of Arts degree from Southern Illinois University.  She completed the Women's Executive Business Leadership Program at Harvard Business School and the Women's Executive Leadership Development Program at Keenan Flagler School of Business University of North Carolina.

Sean M. Whelan resigned from the Board effective September 30, 2023. Mr. Whelan joined the Board on October 21, 2021, and was a member of Governance Committee, Audit Committee, Compensation Committee and Special Committee for Strategic Alternatives.  On October 25, 2021, the Audit Committee elected him as its Chairman. Mr. Whelan is currently the Chief Executive Officer, and was previously the Chief Financial Officer, for Encore Rehabilitation Services. He has also held the Chief Financial Officer role for several other public and private companies including Smile America Partners, Bedrock Manufacturing, LLC, Diplomat Pharmacy and InfuSystem Holdings, Inc. Mr. Whelan is currently a Board member and Chairman of the Audit Committee with Zomedica Corp (NYSE American: ZOM) and also a Board member with OptioRx; he previously served as an Executive Board member with Diplomat Pharmacy and InfuSystem Holding, Inc. Mr. Whelan earned his Bachelor of Business Administration Degree and his Master of Accounting Degree at the University of Michigan's Ross School of Business and is a CPA.

Peter W. Brown joined the Board of SGRP in May 2018.  He was appointed to the Audit Committee by the Board on July 31, 2022.  Mr. Brown served as a Board Observer to the Corporation's Board of Directors from 2014 through December 2016. He also serves as a director of and was a consultant to the Corporation's Brazilian operating subsidiary, SPAR BSMT, and owns EILLC (which owns 10% of SPAR BSMT). Mr. Brown received a BS from the University of Massachusetts's School of Natural Science and an MBA from the University of Massachusetts's Isenberg School of Management. See International Related Party Services, below.

Robert G. Brown rejoined the Board on April 24, 2020.  As one (1) of the two (2) founders of the company, Mr. Brown served as Director of SGRP from July 8, 1999 until his retirement on May 3, 2018. Prior to 1999, Mr. Robert G. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Companies since certain of its predecessors were formed in 1979 through 2005. During his tenure, Mr. Brown oversaw the change from a software and consulting company into a merchandising company in the 1980's and in the 1990's converted the reporting and data collection work to the Internet from mainframes and PC's which gave SPAR a strategic cost and quality advantage. In 1999, he executed a reverse merger making SPAR a public company. He currently sits in one (1) of the Contractually Dedicated Seats. See Change of Control, Voting and Restricted Stock Agreement and Contractually Dedicated Seats, below. See Change of Control, Voting and Restricted Stock Agreement and Contractually Dedicated Seats, below.

Executives and Officers of the Corporation

Set forth in the table below are the names, ages and offices held by all Executives and Officers of the Corporation as of December 31, 2022. However, Antonio Calisto Pato (Age 44) joined SGRP and became Chief Financial Officer, Secretary and Treasurer on February 27, 2023, and his biographical information is included below.  For biographical information regarding Michael R. Matacunas, See the Board of Directors of the Corporation, above.

Name	Age	Position with SPAR Group, Inc. (1) (2)
Michael R. Matacunas	55	Chief Executive Officer, President and a Director
Antonio Calisto Pato (4)	44	Chief Financial Officer, Secretary and Treasurer
Fay DeVriese (3) (4)	57	Chief Financial Officer, Secretary and Treasurer
Kori G. Belzer	57	Global Chief Operating Officer
William Linnane	48	Chief Strategy and Growth Officer
Ron Lutz	63	Chief Global Commercial Officer

(1)

Under the Corporation's 2022 By-Laws and the resolutions of the Board, each of the named individuals have been designated as both an "Executive" and an "Officer" of the Corporation except as otherwise noted below. An Executive is generally an executive officer of the Corporation and part of its senior management.

(2)

Each named individual is an "at will" employee of the Company. Each has a potential severance payment under a Change of Control Severance Agreement.  See Potential Severance Payments upon a Change-In-Control and Termination, below.

(3)	Ms. DeVriese departed SGRP effective as of January 31, 2023.
(4)	Mr. Antonio Calisto Pato joined SGRP and became its Chief Financial Officer, Secretary and Treasurer on February 27, 2023.

Antonio Calisto Pato joined SGRP and became its Chief Financial Officer, Secretary and Treasurer on February 27, 2023.  He has leadership experience in business, finance and international and strategy, tax and operational expertise. Most recently, Mr. Calisto Pato held CFO roles and directed all aspects of finance, accounting, treasury and tax as CFO for Earth Shoes and interim CFO for Street Trend. Prior to these roles, he held increasing leadership positions at Chiquita Brands International from 2011 to 2021. Mr. Calisto Pato also held financial and business leadership roles at Cemex in Switzerland and PWC in Luxembourg.  He speaks four languages (including those principally used in the Company's Brazilian and Mexican offices) and successfully earned a combined 5-year undergraduate and law degree in Portugal, and went on to complete his post-graduate degree in Tax from the Lisbon Business School. Mr. Calisto Pato also completed a Master of Advanced Studies in International Tax Law in the Netherlands at Leiden University and is completing his MBA from the University of North Carolina, Kenan-Flagler Business School at Chapel Hill, NC.

Fay DeVriese served as the Chief Financial Officer of SGRP from August 2020 to January 31, 2023. Prior to joining SGRP, she served as Chief Financial Officer at Letica Corporation and served in financial leadership roles at DSM Engineering Plastics, Eaton Corporation, Continental Automotive Systems and Motorola. Ms. DeVriese is a certified public accountant, licensed in the State of New York. She earned a Bachelor of Business Administration degree from the State University of New York.

Kori G. Belzer became the Global Chief Operating Officer of SGRP in July 2021 and has served as Chief Operating Officer of SGRP since January 1, 2004.  From August 7, 2020, through February 21, 2021, she also served as acting Chief Executive Officer of SGRP.  From 2000 through 2003, Ms. Belzer served as the Chief Operating Officer of SPAR Administrative Services, Inc. (then known as SPAR Management Services, Inc.) ("SAS"), and SPAR Business Services, Inc. (then known as SPAR Marketing Services, Inc.), each an affiliate of SGRP (See Transactions with Related Persons, Promoters and Certain Control Persons, below). From 1997 to 2000, Ms. Belzer served as Vice President Operations of SAS and as Regional Director of SAS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

William Linnane joined SGRP in July 2021 as its Chief Strategy and Growth Officer. He is an internationally experienced business, merchandising, retail, and finance leader with more than 20 years of relevant leadership experience. He has worked in the US, in Europe and in Australia; leading multi-billion-dollar businesses and driving exceptional operational results with different market conditions. He was recently the CEO of a successful advisory and investment firm focused on M&A and retail restructurings. Prior to that, Mr. Linnane was President of Kmart's Pharmacy, Drugstore and Grocery businesses in the U.S. and Puerto Rico, Chief Merchant at a leading book retailer in Europe, and led the Beverage, Candy and Snacks business for Tesco in the UK, working with Coca-Cola, PepsiCo, Nestle, Mars, Mondelez and others to drive branded growth opportunities via merchandising and other initiatives, including digital strategies. Mr. Linnane is a qualified accountant and started his career in finance working in the UK and Ireland at Kingfisher PLC (LSE: KGFL) and Tesco PLC (LSE:TSCO). He has strong experience in strategy, finance, operations, merchandising, sourcing, and leadership roles. Mr. Linnane holds an MA in Economics from Trinity College, University of Dublin.

Ron Lutz joined SGRP joined SGRP in July 2021 as its Chief Global Commercial Officer. He built a 35-year executive career guiding Fortune 100 companies and private organizations in the retail customer experience space. He has led retail organizations through transformational growth, change management and market expansions. Throughout his career he has held responsibilities in the areas of sales, operations, strategy, marketing, omni-channel customer experience development, international expansion, and acquisitions. Most recently, Ron was consulting as an international strategic retail advisor. Prior to this, he was the Chief Client Officer at a private retail services and solutions company. With his extensive background in the industry, Ron has served in the capacity and/or held titles such as Chief Marketing Officer, Chief Customer Officer, VP Customer Experience Deployment, VP New Store – Remerchandising, VP Enterprise Print /Fixtures, and VP Store Service Solutions. Earlier in his career, he served as a Vice President with Lowe's Companies (NYSE: LOW), where he led the deployment of an omni-channel customer experience solution across 2,000+ North American retail store locations. He also had responsibility for new store development in emerging markets and store renovations across the US, Canada, and Mexico.

CORPORATE GOVERNANCE

Board Structure, Leadership and Risk Oversight

The Board of Directors of the Corporation (the Board") is responsible for overseeing the Corporation and its subsidiaries (collectively, the "Company"), both directly and through its committees (as described below), pursuant to the authority conferred by the Corporation's 2022 By-Laws, charters and policies and by applicable law. The Board's responsibilities include (without limitation) the appointment and oversight of the Company's Chief Executive Officer. The Board also provides oversight of risks that could affect the Company, both directly and through its committees with respect to the most significant risks facing the Company (including material operational or financial risks). Pursuant to their respective charters, the Board has established and delegated various oversight and other responsibilities to the Audit Committee, the Compensation Committee and the Governance Committee, as such committees are defined and more fully described below under the headings "Audit Committee", "Compensation Committee" and "Governance Committee".

The Board is comprised of Independent Directors, Super Independent Directors (See Board Size, Quorum and Voting, Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, Contractually Dedicated Seats, and 2022 By Laws, below) and Non- Independent Directors. The Governance Committee is generally responsible for determining and recommending to the full Board whether a Director satisfies the applicable Nasdaq independent requirements or the more comprehensive super-independence requirements established in the 2022 By-Laws, although the Board has the authority to act and has acted on its own. The super-independence requirement establishes specific criteria to ensure a Director is unaffiliated with any specific significant stockholder or any related party. In addition, the Board has established the position of Chairman of the Board, which is a non-executive position, and Chief Executive Officer (who is also President). Per the 2022 By-Laws, the Chairman, the Vice Chairman and Chairman of any Committee must be Super Independent Directors.  However, in the absence of a Chairman, the CEO acts as Chairman under the 2022 By-Laws.  The Board believes these definitions and criteria ensure a strong, experienced and independent Board to provide oversight on behalf of all stockholders.

To assist the Board and its Committees in their respective oversight roles, the Company's Chief Executive Officer brings members of the Company's management from various business or administrative areas into meetings of the Board or applicable Committee from time to time to make presentations, answer questions and provide insight to the members, including insights into areas of potential risk. Each Committee endeavors to satisfy its responsibilities through: (i) its receipt and review of regular reports directly from officers responsible for oversight of particular risks within the Company; (ii) direct communications by the Committee or its Chairman with the Corporation's senior management; (iii) independent registered public accounting firm (in the case of the Audit Committee) and counsel respecting such matters and related risks; (iv) its executive sessions; (v) its reports (generally through its Chairman) to the full Board respecting the Committee's considerations; and (vi) if applicable, actions and recommendations regarding such matters and risks as deemed appropriate.

Risk oversight is conducted primarily through the Audit Committee, but also is conducted through the Compensation Committee or Governance Committee, as applicable. The Audit Committee is responsible for overseeing the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company and regularly considers (among other things) financial, reporting, internal control, related party, legal and other issues and related risks and uncertainties material to the Company. The Compensation Committee is responsible for overseeing the performance and compensation of the executives, director compensation and the other compensation, equity incentive, related policies, and material benefits of the Company. The Governance Committee is responsible for overseeing the finding, vetting and nomination of directors and committee members for the Board and senior Executives for SGRP, although the Board has the authority to act and has acted on its own, and the content and application of the 'Ethics Code, corporate documents and governance policies and practices.

Each of the Committee charters requires the Board to determine that each of its members satisfy applicable Nasdaq requirements for the respective Committee and be free from any relationship which may interfere with the exercise of his or her independent judgment as a member. The 2022 By-Laws also require that the Chairman of the Board and of each Committee and at least two (2) of its members be a Super Independent Director (See Board Size, Quorum and Voting, and Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence and Contractually Dedicated Seats, below).

Board Meetings

The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2022, the Board held sixteen (16) meetings. Each incumbent Director is required to attend 75% of the board meetings. In 2022, all then current members attended at least 75% of the meetings.

Board Size, Quorum and Voting

Under the 2022 By-Laws: the current Board size is fixed at seven (7) directors as of January 25, 2022; the Chairman and at least three (3) of the Board members must be Super Independent Directors (as defined therein), and the Chairman, Vice Chairman and Chairman of each Committee and at least two (2) of each Committee's members must be a Super Independent Director.  (See Director Independence and Contractually Dedicated Seats, below).

The Board size can only be changed from time to time by amending the 2022 By-Laws, which requires the approval of at least 70% of the directors then in office, including a majority of the Super Independent Directors.

Board meetings require an attendance quorum of at least 70% of its members, including a majority of the Super Independent Directors.

Under the 2022 By-Laws, except as noted below: each director is entitled to one (1) vote; and the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

However, in the event the Board:

(i)

Includes two (2) Super Independent Directors and the Chief Executive Officer, the director with the least tenure on the Board who is not a Super- Independent Director (other than the Chief Executive Officer) shall lose the right to vote on any matters that come before the Board;

(ii)

Includes one (1) Super Independent Director and the Chief Executive Officer, then two (2) of the then-serving directors who have the least tenure on the Board and are not Super Independent Directors (other than the Chief Executive Officer) shall lose the right to vote on any matters that come before the Board; or

(iii)

Includes no Super Independent Directors and the Chief Executive Officer, all of the then-serving directors who are not Super Independent Directors (other than the Chief Executive Officer) shall lose the right to vote on any matters that come before the Board.

From January 25, 2022 through October 1, 2023, clause (i) was in effect under the 2022 By-Laws and Mr. Robert G. Brown (the director with the least tenure on the Board), was not able to vote on the Board.

In addition, Section 3.12 of the 2022 By-Laws requires that certain actions by the Board be approved by a super-majority of the Board consisting of at least 70% of the directors then in office, including a majority of the Super Independent Directors. Those super-majority actions include any amendment to the 2022 By-Laws, any Committee Charter, or SGRP's Ethics Code, and the issuance of more than 250,000 shares of SGRP's Common Stock or any right to acquire them (See Director Nominations: Experience, Integrity, Diversity and other Criteria and Director Independence, below).

Board Committees

From time to time the Board may establish permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities, and may delegate Board power and authority pursuant to charters approved by the Board. Under the 2022 By-Laws (see below), a "super majority" vote of at least 70% of all SGRP directors is now required for any new committee, change in any committee charter, or certain other actions (meaning any such Board action brought before a Board consisting of seven directors can be blocked by any three (3) directors), and an absolute majority of the Board is now required for the appointment to or removal of any director from any committee (meaning any such Board action brought before a Board consisting of seven directors can be blocked by any four (4) directors). Currently, SGRP has three (3) permanent standing committees; the Audit Committee, the Compensation Committee, and the Governance Committee. An audit committee is required by the Nasdaq Stock Market, Inc. ("Nasdaq"), the SEC, and applicable law. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to these committees in their respective charters are required to be fulfilled by independent directors by Nasdaq Rules or SEC Rules.

Each of the Committee charters requires the Board to determine that each of its members satisfy applicable Nasdaq requirements for such a Committee and be free from any relationship would interfere with the exercise of his or her independent judgment as a member. The 2022 By-Laws also require that the Chairman of each Committee and at least two (2) of the members of the Audit Committee and Governance Committee be a Super Independent Director (See Board Size, Quorum and Voting, above, and Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, and 2022 By-Laws, below).

The standing committees of the Board are the Audit Committee of the Board (the "Audit Committee"), the Compensation Committee of the Board (the "Compensation Committee"), and the Governance Committee of the Board (the "Governance Committee"), as provided in the Corporation's 2022 By-Laws and their respective Committee Charters (See Limitation of Liability and Indemnification Matters, below).  Those Committees are each discussed below.

In June 2022, the Board created the Special Committee for Strategic Alternatives to assist the Board in pursuing strategic transactions and other strategic alternatives (the "Special Committee for Strategic Alternatives"), which is a temporary (rather than a standing) committee that will continue at the discretion of the Board.  The initial members of the Special Committee for Strategic Alternatives were Mr. William H. Bartels, Mr. Michael Wager (who passed away on July 8, 2023) and Mr. Sean M. Whelan (who resigned effective September 30, 2023).  Mr. James R. Gillis was added to it the Committee in August 2023, and in October 2023, Mr. John Bode and Ms. Linda Houston became members and Mr. James R. Gillis was made Chairman of the Special Committee.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company, the integrity of the Company's consolidated financial statements, the audits of the financial statements of the Company and the Company's compliance with legal and regulatory requirements and disclosure. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., dated (as of) May 18, 2004 (the "Audit Charter"), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004. The Audit Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and other applicable law, which are reflected in the Audit Charter. You can obtain and review a current copy of the Audit Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Audit Charter was amended and restated to reflect the evolution of the Audit Committee's expanding responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to all audit committees. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval.

The Audit Committee (among other things and as more fully provided in the Audit Charter) is tasked with the following:

(a)	Serves as an independent and objective party to monitor the Company's financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)

Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(c)	Resolves disagreements between the Company's senior management and the Company's independent registered public accounting firm regarding financial reporting;

(d)	Communicates directly with the Company's independent registered public accounting firm;

(e)	Reviews and appraises the audit efforts of the Company's independent registered public accounting firm, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)	Provides an open avenue of communication among the Company's independent registered public accounting firm, the Company's financial and senior management and the Board;

(g)	Reviews and approves, in advance, all non-audit services to be performed by the Company's independent registered public accounting firm, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company's independent registered public accounting firm;

(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)	Encourages continuous improvement of, and fosters adherence to, the Company's accounting controls, disclosure controls, risk management and similar policies, procedures and practices at all levels;

(k)	Reviews and approves the overall fairness to the Company of all material related-party transactions; and

(l)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Audit Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The 2022 By-Laws require that the Chairman and at least two (2) of the members of the Audit Committee be Super Independent Directors. As of December 31, 2022, the Audit Committee consisted of Mr. Sean M. Whelan (who resigned effective September 30, 2023), Mr. Peter W. Brown (who departed the Committee in October 2023), and  Mr. Michael Wager (who passed away on July 8, 2023), each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rules and SEC Rules.  Mr. Michael Wager and Mr. Sean M. Whelan each also was determined by the Board to be a Super Independent Director satisfying the new stricter requirements of the 2022 By-Laws. In connection with his appointment as a Director, the Governance Committee and the Board determined that Mr. Sean M. Whelan was qualified to be the "Audit Committee financial expert" as required by Nasdaq Rules, SEC Rules and other applicable law.  Mr. James R. Gillis was added to the Audit Committee in August 2023, and Mr. John Bode and Ms. Linda Houston became members and Mr. John Bode was made Chairman of the Audit Committee in October 2023.  Each of them was determined by the Board to satisfy those requirements.  See Director Independence, below.

During the year ended December 31, 2022, the Audit Committee met five (5) times. All then current members attended at least 75% of the meetings.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities respecting the compensation of the Named Executive Officers (See Compensation Table, below) and the other related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., dated (as of) May 18, 2004, and amended through August 12, 2020 (the "Compensation Charter"), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004, and amended on August 12, 2020. The Compensation Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law. You can obtain and review a current copy of the Compensation Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Compensation Charter was adopted to reflect the evolution of the Compensation Committee's informal responsibilities, the adoption of Sarbanes- Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to compensation committees. The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval.

The Compensation Committee (among other things and as more fully provided in the Compensation Charter) is tasked with the following, although the Board has the authority to act on such matters and has acted on its own:

(a)

Reviews the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends any desirable changes or additions to any such plan, policy or practice, all in order to: (i) attract and retain quality directors, executives and employees; (ii) provide total compensation competitive with similar companies; (iii) reward and reinforce the attainment of the Company's performance objectives; and (iv) align the interests of SGRP's directors and the Company's executives and employees with those of SGRP's stockholders (the "Company's Compensation Objectives");

(b)	Reviews the Company's existing and proposed Compensation Objectives from time to time;

(c)	Reviews the performance of and establishment of the compensation for the Company's Named Executive Officers;

(d)

Oversees the Company's equity awards, employee stock purchase plan and other benefit plans and severance policies, and reviews and recommends any necessary or desirable changes or additions to any such plan, policy or practice; and

(e)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Compensation Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

As of December 31, 2022, the Compensation Committee consisted of Mr. Peter W. Brown (who departed the Committee in October 2023) and Mr. Sean M. Whelan (who resigned effective September 30, 2023), each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Compensation Committee members under Nasdaq Rules and SEC Rules. Mr. James R. Gillis was added to the Compensation Committee in August 2023 and was made Chairman of the Compensation Committee in September 2023, and Ms. Linda Houston was added to the Compensation Committee in October 2023.  Each of them was determined by the Board to satisfy those requirements. See Director Independence, below.

During the year ended December 31, 2022, the Compensation Committee met six (6) times. All then current members attended at least 75% of the meetings.

Governance Committee

The Governance Committee assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate documents and governance policies and practices of the Corporation. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Governance Charter"), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004, and amended on March 18, 2021. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley, and other applicable law, which are reflected in the Governance Charter. You can obtain and review a current copy of the Governance Charter on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Governance Charter was adopted to reflect the evolution of the Governance Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws, and other applicable law pertaining to governance committees. The Governance Committee reviews and reassesses the Governance Charter, Nomination Policy and Ethics Code (as such terms are defined below), as well as the 2022 By-Laws of the Corporation and the other Committee Charters, annually and recommends any needed changes to the Board for approval.

The Governance Committee (among other things and as more fully provided in the Governance Charter) is tasked with the following, although the Board has the authority to act on such matters and has acted on its own:

(a)

Oversees the identification, vetting and nomination of candidates for directors of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b)	Oversees SGRP's organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval;

(c)

Oversees the Ethics Code and other internal policies and guidelines and monitors the Corporation's enforcement of them and incorporation of them into the Corporation's culture and business practices; and

(d)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Governance Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The 2022 By-Laws require that the Chairman and at least two (2) of the members of the Governance Committee be Super Independent Directors. As of December 31, 2022, the Governance Committee consisted of Mr. Peter W. Brown (who departed the Committee in October 2023), Mr. Michael Wager (who passed away on July 8, 2023), and Mr. Sean M. Whelan (who resigned effective September 30, 2023), each of whom had been determined by the Governance Committee and the Board to meet the independence requirements for Governance Committee members under Nasdaq Rules and SEC Rules.  Mr. Michael Wager and Mr. Sean M. Whelan each also has been determined by the Board to be a Super Independent Director satisfying the new stricter requirements of the 2022 By-Laws. Mr. James R. Gillis was added to the Governance Committee in August 2023 and made its Chairman in September 2023, Mr. John Bode and Ms. Linda Houston became members and Ms. Linda Houston was made its Chairman in October 2023.  Each of them was determined by the Board to satisfy those requirements. See Board Size, Quorum and Voting, above, Director Independence and 2022 By-Laws, below.

During the year ended December 31, 2022, the Governance Committee met seven (7) times. All then current members attended at least 75% of the meetings.

Director Nominations: Experience, Integrity, Diversity and other Criteria

The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the "Nomination Policy"), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Nomination Policy, applicable law and exchange rules require that a majority of the directors satisfy the independence requirements under the applicable Nasdaq Rules and SEC Rules and Delaware law. Each of the Committee charters requires the Board to determine that each of the members satisfy applicable Nasdaq requirements for such a Committee and be free from any relationship would interfere with the exercise of his or her independent judgment as a member. The By- Laws also require that the Chairman of the Board, at least three (3) Board members and the Chairman and at least two (2) members of each Committee be a Super- Independent Director.  See Board Size, Quorum and Voting, above, Director Independence, Contractually Dedicated Seats, and 2022 By-Laws, below.

The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, the contribution to the diversity of perspectives in the Board and its Committees, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board's performance expectations. The Nomination Policy specifically recognizes the desirability of ethnic, racial, gender and geographic diversity for the Board but does not specify any metrics for evaluating potential candidates in that regard. However, the Governance Committee takes all relevant factors (including such diversity) into account when identifying and evaluating candidates for Board membership.

Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director's regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board's agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, and compliance with the Company's Ethics Code.

Candidates for vacant positions on the Board may be suggested to the Governance Committee from time to time by its members or by officers or other directors of the Corporation. The Governance Committee from time to time also has used and may use recruiting firms to consider as director candidates. But see Contractually Dedicated Seats, below. The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board's belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election (See Contractually Dedicated Seats and Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

Each nominee for director was required to complete and submit a Directors' and Officers' Questionnaire as part of the process for making director nominations and preparation of this Proxy Statement.

In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee or the Board to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law or exchange rules; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee or the Board will consider proposed nominees from any source, including those properly submitted by stockholders (See Contractually Dedicated Seats, and Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

At least three (3) of the seven (7) directors on the Board must be Super Independent Directors as defined in the 2022 By-Laws.  All of the non-Super Independent Director positions must be filled pursuant to contracts with SGRP.  See Director Independence and Contractually Dedicated Seats, below.

Director Independence

Nasdaq requires that at least a majority of the Board satisfy the general independence requirements for independent directors of the Board under Nasdaq Rules (which include that each is free from any relationship would interfere with the exercise of his or her independent judgment as a member). The Board has determined that all members of the Board satisfy those general requirements other than Mr. Michael R. Matacunas, SGRP's CEO (who is a non-independent director because he is a SGRP employee). Nasdaq Rules, SEC Rules and the Audit Committee Charter set higher independence standards for the Audit Committee.

At least three (3) of the seven (7) directors on the Board must be Super Independent Directors as defined in the 2022 By-Laws.  Section 3.13 of the 2022 By-Laws defines a Super Independent Director as a person who satisfies all applicable independence requirements of Nasdaq and the Charters of the Audit Committee and Governance Committee, BUT EXCLUDES each of the following: Mr. Robert G. Brown; Mr. William H. Bartels; any of their respective Relatives, Family Members, or Affiliates (as defined in the 2022 By-Laws); or any person that is or was a present or past employee or advisor of any company with which any either Mr. Robert G. Brown or Mr. William H. Bartels has been involved (including, without limitation, SPAR Administrative Services, Inc., SPAR Business Services, Inc., Innovative Global Technologies, LLC, or SP/R, Inc. Defined Benefit Pension Trust or any of their Affiliates).

The Board determined that: Mr. Sean M. Whelan (who resigned effective September 30, 2023) and Mr. Michael Wager (who passed away on July 8, 2023) each satisfied the independence requirements for the Audit Committee and the other Committees and the general independence requirements for independent directors of the Board under Nasdaq Rules, SEC Rules and the Committee Charters and each was a Super Independent Director satisfying the new stricter requirements of the 2022 By-Laws; and that Mr. Sean M. Whelan is an "audit committee financial expert" under SEC Rules, as required by such rules and the Audit Committee Charter.

The Board determined that Mr. William H. Bartels and Mr. Robert G. Brown each satisfies the general independence requirements for independent directors of the Board under Nasdaq Rules and SEC Rules.

In August 2023, the Board appointed Mr. James R. Gillis to the Board and each Committee, and the Board determined that Mr. James R. Gillis satisfies the independence requirements for the Audit Committee and the other Committees and the general independence requirements for independent directors of the Board under Nasdaq Rules, SEC Rules and the Committee Charters, that he has the financial acumen and is qualified to be the "financial expert" for the Audit Committee as required by Nasdaq Rules, SEC Rules and other applicable law, and that Mr. James R. Gillis is a Super Independent Director satisfying the new stricter requirements of the 2022 By-Laws.

In October 2023, the Board appointed Mr. John Bode and Ms. Linda Houston to the Board and Committees, and the Board determined that each of them satisfies the independence requirements for the Audit Committee and the other Committees and the general independence requirements for independent directors of the Board under Nasdaq Rules, SEC Rules and the Committee Charters, that each of them has the financial acumen and is qualified to be the "financial expert" for the Audit Committee as required by Nasdaq Rules, SEC Rules and other applicable law, and that each of them is a Super Independent Director satisfying the new stricter requirements of the 2022 By-Laws.

These determinations are made by the Board (generally with the recommendation of the Governance Committee) based on the applicable facts and circumstances, including the disclosures in the prior Directors' and Officers' Questionnaires, and the requirements under Nasdaq Rules, SEC Rules, the Committee Charters and the 2022 By-Laws.

Contractually Dedicated Seats

The nominations for four (4) of the seven (7) Board seats must comply with and satisfy SGRP's contractual requirements (each a "Contractually Dedicated Seat"), and the nominations for the other three (3) of the seven (7) Board seats must each be a Super Independent Director under the 2022 By-Laws.

During the term of the CIC Agreement, Mr. Robert G. Brown has the right to nominate for election to the Board two (2) directors (the "Brown Board Seats"), which may include Mr. Robert G. Brown, and the CIC Agreement gives him the right to replace those directors from time to time; provided that the Brown Board Seats are limited to one (1) director when the Board has not less than four (4) nor more than six (6) members.   The Board currently has seven (7) members, Mr. Robert G. Brown has not exercised his rights to nominate any candidates for election to the Board pursuant to the CIC Agreement prior to the Proxy Statement printing.  Accordingly, two (2) Director Board seats will become vacant and have no nominee at the 2023 Annual Meeting, and remain vacant unless and until filled by appointment by the Board. See Resignation and Retirement Letter Agreement, in Proposal 1, and Contractually Dedicated Seats, above.

During the term of the CIC Agreement, Mr. William H. Bartels has the right to nominate for election to the Board one (1) director (the "Bartels Board Seat"), which may include Mr. Bartels, and the CIC Agreement gives him the right to replace that director from time to time.  The Bartels Board Seat is currently held by Mr. William H. Bartels, and Mr. William H. Bartels has nominated himself for re-election to the Board at the 2023 Annual Meeting under the CIC Agreement, which nomination was confirmed by the Board.

The Corporation's Chief Executive Officer is (and his predecessors were) entitled pursuant to his agreements with the Corporation to have a seat on the Board as a director (the "CEO Board Seat") for so long as he holds that office, which the Board may change with a change in SGRP's CEO (subject to their respective contractual rights). The CEO Board Seat is currently held by Mr. Michael R. Matacunas, and the Board has nominated him for re-election to the Board at the 2023 Annual Meeting to the CEO Board Seat.

The Brown Board Seats, the Bartels Board Seat, and the CEO Board Seat are each a Contractually Dedicated Seat subject to the applicable nomination rights of the applicable holder (the "Nominating Rights Holder"), which means Mr. Robert G. Brown in the case of the Brown Board Seats, Mr. William H. Bartels in the case of the Bartels Board Seat, and the Board in the case of the CEO Board Seat.

Each nominee for Contractually Dedicated Seats has signed a letter agreement with SGRP resigning and retiring from the Board in the event the applicable Nominating Rights Holder notifies SGRP in writing of the appointment of someone else to his or its Contractually Dedicated Seat.  See Resignation and Retirement Letter Agreement, in Proposal 1, above.

2022 By-Laws

On January 25, 2022, the Board adopted and approved amendments to SGRP's then existing Amended 2022 By-Laws in connection with the entry into the CIC Agreement (the "Amendments", and as amended, the "2022 By-Laws"). The Amendments include the following:

(i)

The size of the Board is set at seven (7) directors, which shall include at least three (3) "Super Independent Directors", as defined in the 2022 By-Laws (See Board Size, Quorum and Voting, and Contractually Dedicated Seats, above).

(ii)

The 2022 By-Laws now require 70% (or five (5) of seven (7)) of the directors, including a majority of Super Independent Directors to establish quorum, set the annual meeting agenda, issue or sell more than 250,000 shares of common stock (other than through stockholder approved plans) or any preferred stock, declare dividends, amend SGRP's certificate of incorporation, the 2022 By-Laws, any committee charter or SGRP's Ethics Code (See Board Size, Quorum and Voting and Director Independence, above).

(iii)	The threshold for the stockholders to amend the 2022 By-Laws is increased from a majority to 75% of the outstanding stock of the Corporation.

(iv)	Officers are allowed to adjourn shareholder meetings at their discretion.

(v)

The 2022 By-Laws establish voting rules to maintain "super" independence if there are less than three (3) Super Independent Directors (effectively reducing the votes held by certain other directors - See Board Size, Quorum and Voting, above).

(vi)	The 2022 By-Laws establish that only Super Independent Directors can be the Chairman or Vice Chairman of the Board or the Chairman of a committee.

(vii)	The Chairman no longer automatically holds the position of Chief Executive Officer upon a vacancy.

(viii)

On or before December 31, 2026, the threshold to call a special meeting of the Corporation is increased from 20% to 75% of the outstanding stock of the Corporation entitled to vote. On or after January 1, 2027, the threshold to call a special meeting of the Corporation is decreased from 75% to 25% of the outstanding stock of the Corporation.

The 2022 By-Laws continue to require that each candidate for director sign a written irrevocable letter of resignation and retirement effective upon such person failing to be re-elected by the required majority stockholder vote.  See Resignation and Retirement Letter Agreement, in Proposal 1, above.

The foregoing description is only a summary of the Amendments and is qualified in its entirety by reference to a copy of 2022 By-Laws, which is incorporated by reference into the 2022 Annual Report as Exhibit 3.3 hereto.

Limitation of Liability and Indemnification Matters

The Corporation's Certificate of Incorporation, as amended, eliminates the liability of all directors to the Corporation and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the maximum extent such liability can be eliminated or limited under the Delaware General Corporation Law, as amended (the "DGCL"), which applies to the Corporation as a Delaware corporation. The DGCL permits a certificate of incorporation to include a provision eliminating such personal liability of its directors, and such elimination is effective under the DGCL, except that such liability currently may not be eliminated or limited under the DGCL: (i) for any breach of their duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

The 2022 By-Laws (unchanged in this regard by the latest restatement) provide that the Corporation must indemnify each of its current and former directors, executive officers and other designated persons (including those serving its affiliates in such capacities at the Corporation's request), and may in the Board's discretion indemnify the other current and former officers, employees and other agents of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding against them in such capacity to the fullest extent permitted by DGCL. The 2022 By-Laws also provide that the Corporation must advance the expenses (including attorneys' fees) actually and reasonably incurred by any director in defending any such action, suit or proceeding in advance of its final disposition, subject to such person's agreement to the extent required by the DGCL under the circumstances to reimburse the Corporation if such person is not entitled to indemnification. The 2022 By-Laws and these mandatory indemnification provisions were approved and recommended by the Governance Committee and adopted by the Board of Directors of the Corporation in order to conform to the current practices of most public companies and to attract and maintain quality candidates for its directors and management, and are included in the 2022 By-Laws is (see above). A current copy of the 2022 By-Laws is posted and available to stockholders and the public on the Corporation's web site (www.sparinc.com).

Section 145 of the DGCL provides that the Corporation (as a Delaware corporation) has the power to indemnify under various circumstances anyone who is or was serving as a director, officer, employee or agent of the Corporation or (at its request) another corporation, partnership, joint venture, trust or other enterprise, which includes indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), but only if: (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; (ii) in the case of any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; and (iii) in the case of any suit by or in the right of the Corporation in which the person is adjudged to be liable to the Corporation, the applicable court determines such person is nevertheless fairly and reasonably entitled to such indemnification under the circumstances. Section 145 of the DGCL also permits the Corporation to pay or advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, and requires that the Corporation indemnify such person for such unpaid expenses upon a successful defense of such action, suit or proceeding.

The Company maintains director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for the benefit of the Company and the direct benefit of its directors and officers, regardless of whether the 2022 By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance. The 2022 By-Laws (and DGCL Section 145) expressly permit the Corporation to secure such insurance and expressly provide that their respective indemnification provisions are not exclusive of any other rights to which the indemnified party may be entitled, including such insurance.

There is no pending action, suit or proceeding involving any director, officer, employee or agent of the Company in such capacity in which advancement or indemnification may be required or permitted.

Ethics Codes

SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Governance Committee and Audit Committee and adopted by the Board, in accordance with Nasdaq Rules and SEC Rules. These codes of conduct (collectively, the " Ethics Code") consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated (as of) March 15, 2018 (the "Restated Ethical Code"); and (2) Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as amended and restated on May 1, 2004, and as further amended through March 10, 2011. Both Committees were involved because general authority over the Ethics Codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. However, the Audit Committee retained the express duty to review and approve the overall fairness of all material related-party transactions. You can obtain and review current copies of such code and policy on the Company's web site (www.sparinc.com), which are posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Ethics Code is intended to promote and reward honest, ethical, respectful and professional conduct by each director, executive, officer, employee, consultant and other representative of any of SGRP and its subsidiaries (together with SGRP, the "Company") and each other Covered Person (as defined in the Ethics Code) in his or her position with the Company anywhere in the world, including (among other things) serving each customer, dealing with each vendor and treating each other with integrity and respect, and behaving honestly, ethically and professionally with each customer, each vendor, each other and the Company. Article II of the Ethics Code specifically prohibits various forms of self-dealing (including dealing with relatives) and collusion and Article V of the Ethics Code generally prohibits each "Covered Person" (including SGRP's officers and directors) from using or disclosing the Confidential Information of the Company or any of its customers or vendors, seeking or accepting anything of value from any competitor, customer, vendor, or other person relating to doing business with the Company, or engaging in any business activity that conflicts with his or her duties to the Company, and directs each "Covered Person" to avoid any activity or interest that is inconsistent with the best interests of the SPAR Group, in each case except for any "Approved Activity" (as such terms are defined in the Ethics Code). Examples of violations include (among other things) having any ownership interest in, acting as a director or officer of or otherwise personally benefiting from business with any competitor, customer or vendor of the Company other than pursuant to any Approved Activity.  Approved Activities include (among other things) any contract with an affiliated person (each an "Approved Affiliate Contract") or anything else disclosed to and approved by SGRP's Audit Committee, as well as the ownership, board, executive and other positions held in and services and other contributions to affiliates of SGRP and its subsidiaries by certain directors, officers or employees of SGRP, any of its subsidiaries or any of their respective family members. The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including those related to the oversight and approval of conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in Part I Sections 2, 3, 11 and 12 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in Part IV Section 15 of the Audit Committee's Charter.

Significant Stockholder Governance Limitations

In consideration and as part of the CIC Agreement, the Majority Stockholders agreed that they and their affiliates will not directly or indirectly take any of the listed actions (the "Covered Matters") during the term of the CIC Agreement respecting their SGRP Shares (including voting, consents, proxies or other corporate actions), alone or in conjunction with other stockholders of the Corporation, unless any of the matters are the subject of a vote at a meeting of the Corporation's stockholders called by the Board.

The Covered Matters include taking or attempting any of the following:

(i)	Action by written stockholder consent;

(ii)	Submission of any stockholder proposals in advance of any annual or special stockholders meeting of the Corporation;

(iii)	Stockholder call for any special meetings of the Corporation's stockholders;

(iv)	Continuation or commencement of any legal claims against the Company;

(v)	Changing the size of the Board;

(vi)	Appointing or removing any director or officer of the Corporation, except as expressly permitted in the CIC Agreement;

(vii)	Amending the Corporation's Certificate of Incorporation or 2022 By-Laws; or

(viii)	Entering any agreement, arrangement or understanding (written or otherwise) with any other Person in an effort to take any action in furtherance of the foregoing.

The foregoing description is only a summary of the CIC Agreement and is qualified in its entirety by reference to a copy of the CIC Agreement, which is incorporated by reference into the 2022 Annual Report as Exhibit 10.21.

COMPENSATION OF EXECUTIVES AND DIRECTORS

Executive Compensation Summary

Summary Compensation Table

The following table sets forth all compensation for services rendered to the Company in all capacities for the years ended December 31, 2022 and 2021 (but See - Transactions with Related Persons, Promoters and Certain Control Persons, below), by: (i) the Corporation's Chief Executive Officer; and (ii) each of the other persons named below, which include the two (2) most highly compensated Executives or other Officers of the Company. "Named Executive Officers" shall mean each of the individuals listed below. The Company does not have any Non-Equity Incentive Compensation Plans other than as part of its individual Incentive Bonus Plans, any pension plans or any non-qualified deferred compensation plans, and accordingly those columns have been omitted.

Effective as of February 22, 2021, SGRP appointed Mr. Michael R. Matacunas as its Chief Executive Officer and President and as a Director of SGRP.  Ms. Fay DeVriese departed SGRP effective as of January 31, 2023.  Mr. Antonio Calisto Pato joined SGRP and became Chief Financial Officer, Secretary and Treasurer on February 27, 2023 (4).  Effective July 13, 2021, SGRP appointed Mr. Ron Lutz as its Chief Global Commercial Officer and Mr. William Linnane as its Chief Strategy and Growth Officer of SGRP.  On July 13, 2021, Ms. Kori  G. Belzer was named Global Chief Operating Officer with expanded responsibilities over global operations and results.  Effective as of August 31, 2020, Ms. Fay DeVriese became the Chief Financial Officer of SGRP.

Name and Principal Positions	Year	Salary ($)	Bonus ($) (1)	Option and RSU Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Michael R. Matacunas	2022	407,813	200,000	--	4,800	612,613
Chief Executive Officer, President and Director	2021	250,000	50,000	--	4,086	304,086

Fay DeVriese (4) (5)	2022	329,583	72,233	54,304	4,800	460,920
Chief Financial Officer, Treasurer and Secretary	2021	278,750	--	37,445	2,400	318,595

Kori Belzer (6)	2022	306,042	68,244	10,359	4,800	389,445
Global Chief Operating Officer	2021	261,848	--	94,026	4,800	360,674

William Linnane	2022	296,042	85,000	30,914	4,800	416,756
Chief Strategy and Growth Officer	2021	110,833	50,000	--	2,400	163,233

Ron Lutz	2022	296,042	62,500	30,914	4,800	394,256
Chief Global Commercial Officer	2021	110,833	50,000	--	2,400	163,233

(1)	These are the bonuses paid in the referenced year (2022 or 2021) respecting performance in the preceding year (2021 or 2020).
(2)	These are not amounts actually paid to or received by the Named Executive or Officer. These are "compensation expenses" for restricted stock unit or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC-718- 10.
(3)	"Other Compensation" primarily represents allowances for automobiles, cell phone and internet service.
(4)	Ms. DeVriese departed SGRP effective as of January 31, 2023.
(5)	Mr. Antonio Calisto Pato joined SGRP and became Chief Financial Officer, Secretary and Treasurer on February 27, 2023.
(6)	Ms. Belzer's salary includes an additional increment in 2021 for her services as acting Chief Executive Officer of SGRP, which position she held from August 7, 2020, through February 21, 2021.

Narrative to Summary Compensation Table

Compensation Elements

As indicated in the Summary Compensation Table above, in addition to base salary, we provide the following compensation and benefits to our Named Executive Officers:

●

Cash Bonuses. Annually, the Company enters into bonus plans with key management and administrators based on specified goals. The bonuses noted in the above table that were paid in 2022 were in fact earned in 2021; and the bonuses noted in the above table that were paid in 2021 were in fact earned in 2020.

●	Stock and Option Awards. The Corporation grants our Named Executive Officers awards of phantom stock, restricted stock units (RSUs), and stock options from time to time.

●

Retirement Benefits. The only retirement plan the Company maintains in the United States is its 401(k) Profit Sharing Plan, which is which is a tax-qualified defined contribution plan that is available to all of its eligible employees, including the Named Executive Officers. Although it is not required to do so, the Corporation makes discretionary contributions to plan participants from time to time. The Corporation contributed to that plan in 2021 and 2022, which contributions were shared proportionally by all the participants in the plan. The amounts that the Corporation contributed to each of the Named Executive Officers is included in the "All Other Compensation" column above. The Corporation does not maintain any defined benefit pension plans, supplemental retirement plans, or nonqualified deferred compensation plans. However, See Bartels' Retirement and Discussion of Directors' Compensation, below.

●

Other Benefits and Perquisites. Other than providing car allowances and paying for life and long-term disability benefits, each as described in footnote (2) to the Summary Compensation Table above, the Corporation does not provide any perquisites or other benefits to its Named Executive Officers. The Corporation provides standard healthcare benefits to its eligible employees, including the Named Executive Officers.

2022 Deferred Compensation Agreement

The Corporation prepared a 2022 Stock Compensation Plan that would have included Awards for NQSOs and RSUs (as defined below), but that plan was never submitted to its shareholders for approval. However, the Board had previously approved, for certain key executives, incentive stock-based awards for 2022 using RSUs or cash. Since there were no plan based RSUs available, those executives instead received deferred compensation.

On and effective as of March 24, 2022, the Corporation issued an award of 111,111 Phantom Stock Units to each of its executives: Ms. Kori G. Belzer; Mr. William Linnane; and Mr. Ronald Lutz. Each Phantom Stock Unit represents the right of the grantee to receive cash payments based on the fair market value of SGRP's Common Stock at the time of vesting. Vesting will occur in three (3) tranches of one-third each over the three-year period following the Grant Date, provided that: (i) the Grantee is an employee of the Company at the time; and (ii) the Corporation has achieved 90% of the agreed upon the applicable financial target for the year commencing with 2022 (which was EBITDA for 2022), but tranches will rollover to the following year and be payable upon achievement of 120% of the agreed upon the applicable financial target for such following year. The Phantom Stock Units do not possess the rights of common stockholders of the Corporation, including any voting or dividend rights, and cannot be exercised or traded for the SGRP's Common Stock. Due to the cash settlement feature, the Phantom Stock Units are classified as liabilities in accrued expenses and other current liabilities and other long-term liabilities in the consolidated balance sheet. As of December 31, 2022, no Phantom Stock Unit had vested and performance targets are not probable of being met, therefore no expense has been recognized for these awards.

Chief Executive Officer (PEO) Pay Versus Performance Table

Year	Summary Compensation Table Total for Michael R. Matacunas	Summary Compensation Table Total for Kori G. Belzer	Compensation Actually Paid (3) to Michael R. Matacunas	Compensation Actually Paid (3) to Kori G. Belzer	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid (3) to Non-PEO NEOs	Total Shareholder Return	Company’s Net Income
2022	$612,613	N/A	$749,718	N/A	$415,344	$384,882	113.04	$2,126,000
2021	$304,086 (1)	$60,112 (2)	$722,932 (1)	50,878 (2)	$348,448	$324,647	106.96	$2,000,000

(1) Ms. Kori Belzer was acting Chief Executive Officer of SGRP through February, 2021.

(2) Mr. Michael R. Matacunas became Chief Executive Office of SGRP on February 22, 2021.

(3) Amount includes non-cash compensation respecting certain stock-based awards adjusted for changes in equity award values.

Potential Severance Payments upon a Change-In-Control and Termination

In order to retain and motivate certain highly qualified executives in the event of a "Change-in-Control", the Corporation entered into separate Change of Control Severance Agreements (each a "COCSA") with Messrs. Michael R. Matacunas, Antonio Calisto Pato, William Linnane, Ron Lutz and Ms. Kori Belzer.  Ms. Fay DeVriese had a COCSA which ended and was released as part of her departure.

Each COCSA provides that the applicable executive will receive a lump sum severance payment if both: (1) a "Change in Control" (a "CIC") occurs (including SGRP becoming the subsidiary of another); and (2) within the "Protected Period" the executive is terminated other than in a "Termination For Cause". The Protected Period is equal to the Term or 24 months from the then most recent Change in Control. Each COCSA also requires severance if the applicable executive leaves for Good Reason (including reductions in duties or compensation).  CICs and Good Reason for the applicable executive (other than in Mr. Matacunas' COCSA) include the departure of Mr. Michael R. Matacunas. The term is 36 months and automatically extends daily for another day unless the Corporation gives notice of non-renewal (in which case the Term ends on the third anniversary of such notice). The COCSA severance payment is equal to a multiple of Termination Base Salary plus Bonus (as defined).  Mr. Michael R. Matacunas' multiple is 2.0.  Ms. Kori Belzer's multiple is 1.5.  The multiple for Messrs. Linnane and Lutz is 1.0. Mr. Antonio Calisto Pato's multiple is 0.5 during his first year and 1.0 thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options, unvested stock options and certain related information for each Named Officer outstanding as of December 31, 2022.

Stock Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable at 12/31/22 (#)	Number of Securities Underlying Unexercised Options Not Exercisable at 12/31/22 (#)	Option Price ($)	Option Date
Kori Belzer	08/06/13	35,000	--	$ 2.14	08/06/23
	05/07/17	6,250	--(1)	$ 0.90	05/17/27
	05/03/18	15,000	5,000(1)	$ 1.23	05/03/28
	04/05/19	--	12,500(2)	$ 0.64	04/05/29
Fay DeVriese	08/31/20	--	150,000(3)	$ 0.85	08/31/30
William Linnane	--	--	--	--	--
Ron Lutz	--	--	--	--	--
Michael R. Matacunas	02/22/21	--	630,000(1)	$ 1.90	02/22/31

(1)	Amounts vest on the anniversary of the grant date in 2022.
(2)	Amounts vest on the anniversary of the grant date, one half in 2022 and 2023.
(3)	Amounts vest on the anniversary of the grant date, one third in each 2022, 2023, and 2024.

Compensation of Directors

The following table sets forth all compensation costs of the Corporation for services rendered to it by its directors (other than any Named Officer), and certain other amounts that may have been received by or allocated to them, for the year ended December 31, 2022. The Corporation has not given restricted stock unit awards to its directors and does not have pension plans or non-qualified deferred compensation plans for its directors, so those columns have been omitted.

Name	Year	Fees Earned or Paid in Cash ($)	RSU and Option Awards ($)(1)	All Other Compensation ($)	Total ($)
William H. Bartels (7) (8)	2022	180,000	8,653	--	188,653
James R. Brown, Sr. (2)	2022	56,243	6,183	--	62,426
Peter W. Brown (5)	2022	131,613	6,183	--	137,796
Robert G. Brown (8)	2022	132,726	10,384	--	143,110
Panagiotis N. Lazaretos (6)	2022	--	--	--	--
Michael Wager (3)	2022	142,500	9,016	--	151,516
Sean M. Whelan (4)	2022	140,000	8,977	--	148,977

(1)

These are not amounts actually paid to or received by the named director. These are "compensation expenses" for restricted stock unit or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC- 718-10.

(2)

Mr. James R. Brown, Sr.'s tenure as a director of SGRP started on January 19, 2021 and ended on January 25, 2022.  His compensation does not include any consulting fees payable to him as a consultant by SGRP after January 25, 2022.  See James R. Brown, Sr. Advisor Agreement, below.

(3)	Mr. Michael Wager (who passed away on July 8, 2023) joined SGRP as a director on October 21, 2021.
(4)	Mr. Sean M. Whelan (who resigned effective September 30, 2023) joined SGRP as a director on October 21, 2021.
(5)

Mr. Peter W. Brown received other compensation in 2022 for consulting work for the Corporation's Brazilian subsidiary SPAR BSMT, and indirectly for dividends declared and paid by SPAR BSMT to Mr. Peter W. Brown's company, EILLC.

(6)	Mr. Panagiotis N. Lazaretos retired from the SGRP Board effective January 25, 2022. His compensation does not include any consulting fees payable to him as a consultant by SGRP after January 25, 2022. See Panagiotis Lazaretos Consulting Agreement, below.
(7)

Mr. William H. Bartels' compensation does not include the cash payments made to him respecting his retirement as an officer of SGRP as of January 1, 2020, consisting in 2022 of $100,000 and $15,588 for reimbursement of certain health insurance costs.

(8)	The compensation of Mr. William H. Bartels and Mr. Robert G. Brown does not include the cash payments or the value of the Preferred Stock received by Mr. Robert G. Brown, Mr. William H. Bartels and their affiliates as stockholders under the CIC Agreement. See Change of Control, Voting and Restricted Stock Agreement, below.

Discussion of Directors' Compensation

The Compensation Committee administers the compensation of directors pursuant to SGRP's Director Compensation Plan for its outside (i.e., non-employee) Directors ("NED"), as approved and amended by the Board from time to time (the "Directors Compensation Plan"), as well as the compensation for SGRP's executives. The Directors Compensation Plan was last modified and approved by the Board on April 11, 2023, effective April 1, 2023.

Under the Directors Compensation Plan: (a) each NED is entitled to receive annual director's fees of $55,000; (b) the Corporation's Chairman is entitled to receive $35,000 annually in addition to such NED annual fee (for a total annual fee of $90,000 per annum); (c) in addition to such NED annual fee, each applicable Committee Chairman is entitled to receive for chairing the applicable Committee: (i) an additional $10,000 per annum fee in the case of the Audit Committee; and (ii) an additional $7,500 per annum fee in the case of the Chairman of each of the Governance and Compensation Committees; and (d) in addition to such NED annual fees and Chairman fees: (1) in 2023, each NED was entitled to receive a one-time fee of $75,000; (2) in 2023, each NED is entitled to receive a one-time fee of $75,000, which will be paid in cash until there is an applicable stockholder approved 2023 Stock Compensation Plan and thereafter paid in equivalent RSUs; (3) Mr. Robert G. Brown will be paid a one-time additional $25,000 fee based on his tenure with the organization; and (4) Mr. Peter W. Brown will be paid a one-time additional fee of $15,000 in 2023 compensation.

The Board's resolutions stated that those incremental $75,000 fees were intended to align the Board with shareholder value creation.

All Directors' Fees are payable quarterly in cash unless and until RSUs become available (as noted above).

In addition to their cash compensation, in the past, and subject to the shareholder approval, of an applicable Stock Compensation Plan (which hasn't existed for two (2) years), each Independent Director was entitled to receive options to purchase 10,000 SGRP Shares upon acceptance of the directorship, options to purchase 10,000 additional SGRP Shares after one (1) year of service, and options to purchase 10,000 additional SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All such options have an exercise price equal to 100% of the fair market value of a SGRP Share at the date of grant and prior to 2020 vested 100% on the first anniversary of the Award's grant date and for grants in 2020 or later over four (4) years, with one fourth of the original grant amount vesting on each anniversary of the grant date, if the Participant 's relationship as a director of SGRP or employee of the Company has not terminated by such anniversary. No such options have been issued since the 2021 Plan.

All stock options and restricted stock awards to Independent Directors have been granted under the 2020 Plan and Prior Plans, under which each member of the Board is eligible to participate. Independent Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

Compensation Plans

Equity Compensation Plans

The following table contains a summary of the number of shares of Common Stock of SGRP to be issued upon the vesting of the RSU's (if SGRP elects to issue shares instead of paying cash) or the exercise of stock options outstanding at December 31, 2022, under the Inducement Plans, 2021 Plan, 2020 Plan, 2018 Plan, 2008 Plan and the Prior Plans, the weighted-average exercise price of those outstanding stock options, and the number of additional shares of Common Stock remaining available for future issuance of stock options and other stock-based awards.

Equity Compensation Plan Information at December 31, 2022

Plan Category	Number of securities to be issued upon exercise of outstanding stock options and stock rights (#)	Weighted average exercise price of outstanding stock options and stock rights ($)	Number of securities remaining available for future issuance of options, rights and other stock- based awards (#)
Equity compensation plans approved by security holders:
2008 Plan	513,100	1.63	–
2018 Plan	145,000.94		–
2020 Plan	375,000	1.55	–
2021 Plan Options	100,000	1.51	–
2021 Plan RSUs	50,011	1.81	–
CFO Option Inducement	100,000.85		–
CEO Option Inducement	630,000	1.90	–
CEO RSU Inducement	38,675	1.81	–
CEO RSU Inducement	89,286	1.12	–

Inducement Stock Based Award Summary

On August 2, 2021, as an inducement to Mr. Ron Lutz to become the Corporation's Chief Global Commercial Officer, the Corporation granted to Mr. Ron Lutz's RSU Awards issued and effective on that date having a fair market value of $50,000 (representing  26,882 SGRP Shares at $1.86 per share) as of that date and vesting in one (1) year. On August 2, 2022, those RSUs automatically vested and converted and became payable either, at the option of SGRP, in cash or SGRP's Common Stock issued directly from SGRP. On September 30, 2022, SGRP elected to issue Common Stock in a letter to Mr. Ron Lutz, giving rise to Mr. Ron Lutz's right to receive such Common Stock but no exercise price or other payment for such shares was required.

On August 2, 2021, as an inducement to Mr. William Linnane to become the Corporation's Chief Strategy and Growth Officer, the Corporation granted to Mr. William Linnane RSU Awards issued and effective on that date having a fair market value of $50,000 (representing 26,882 SGRP Shares at $1.86 per share) as of that date and vesting in one (1) year. On August 2, 2022, those RSUs automatically vested and converted and became payable either, at the option of SGRP, in cash or SGRP's Common Stock issued directly from SGRP. On September 30, 2022, SGRP elected to issue Common Stock in a letter to Mr. William Linnane, giving rise to Mr. William Linnane 's right to receive such Common Stock but no exercise price or other payment for such shares was required.

On February 22, 2021, Mr. Michael R. Matacunas received the following inducement awards approved by SGRP's (the Issuer) Board of Directors for:

1.           Options to purchase 630,000 shares of the Common Stock of the Issuer at an exercise price of $1.90 per share (which was the market price on February 22, 2021, the date the options were issued). Subject to certain conditions (including Mr. Michael R. Matacunas' continued employment by the Issuer at such time), the options were scheduled to automatically vest in one (1) year. On February 22, 2022, the options automatically vested and became exercisable at the option of the Reporting Person, which requires notice and payment of $1.90 per share to SGRP to effect such exercise. The options automatically expire on February 22, 2031.

2.              Restricted Stock Units (RSUs) for $50,000 of shares of SGRP's Common Stock representing 26,315 shares of SGRP's Common Stock based on the market price of $1.90 per share on February 22, 2021 (the RSU issuance date). On February 22, 2022, those RSUs automatically vested and converted and became payable either, at the option of SGRP, in cash or SGRP's Common Stock issued directly from SGRP. On September 30, 2022, SGRP elected to issue Common Stock in a letter to Mr. Michael R. Matacunas, giving rise to Mr. Michael R. Matacunas' right to receive such Common Stock but no exercise price or other payment for such shares was required.

3.          RSUs for $100,000 of shares of SGRP's Common Stock issuable on May 15 of each year he remains employed by SGRP, commencing in 2022. On May 15, 2022, Mr. Michael R. Matacunas automatically received from SGRP for RSUs for 89,286 shares of the SGRP's Common Stock based on the market price of $1.12 per share on May 13, 2022 (the last trading day preceding the RSU issuance date), and those RSUs automatically vested on May 15, 2023, and 89,286 shares of the SGRP's Common Stock were issued to Mr. Michael R. Matacunas pursuant thereto.  On May 15, 2023, Mr. Michael R. Matacunas automatically received from SGRP for RSUs for 56,563 shares of the SGRP's Common Stock based on the market price of $1.02 per share on May 15, 2023 (the last trading day preceding the RSU issuance date).  Subject to certain conditions (including Mr. Michael R. Matacunas' continued employment by the Issuer at such time), those RSUs (and each of the anniversary issuances) are scheduled to automatically vest one (1) year after their May 15 issuance and convert and become payable either (at the option of SGRP) in cash or shares of the SGRP's Common Stock issued directly from the Issuer, but no exercise price or other payment for such shares is required.

On August 31, 2020, as an inducement to Fay DeVriese to become the Corporation's Chief Financial Officer, Treasurer and Secretary, the Corporation granted to Ms. DeVriese an Award consisting of nonqualified options to acquire 200,000 SGRP shares at $0.85 per share, vesting twenty-five percent (25%) of the total number of shares of Common Stock subject hereto on August 31, 2021, and the balance of the Option shall thereafter were to have vested and become exercisable in a series of three (3) successive equal annual installments upon the Optionee's completion of each additional year of employment over the three-year period following August 31, 2021.  An additional twenty-five percent (25%) of the total number of shares of Common Stock subject to such option vested on August 31, 2022.  The remaining unvested balance of the fifty percent (50%) of shares subject to such options expired when Ms. DeVriese left employment with the Company on February 27, 2023.  None of Ms. DeVriese's vested options have been exercised.

2021 Plan

On June 4, 2021, the Board and the Board's Compensation Committee (the "Compensation Committee") approved the revised proposed 2021 Stock Compensation Plan of SPAR Group, Inc. (the "2021 Plan") for submission, approval and ratification by the Corporation's stockholders at their Annual Meeting on August 12, 2021. At that meeting, the 2021 Plan was ratified and approved by the Corporation's stockholders and became effective immediately on August 12, 2021 (the "2021 Plan Effective Date"), through May 31, 2022 (the "2021 Plan Period"). The 2021 Plan terminated on May 31, 2022.

The 2021 Plan provides for the issuance of Awards for NQSOs and RSUs (as defined below) respecting shares of SGRP's Common Stock ("SGRP Shares") covering up to a total of 400,000 SGRP Shares ("Maximum Award") under the 2021 Plan ("New Awards") to, in or otherwise respecting SGRP Shares ("New Award Shares") so long as the New Award Shares covered by each proposed New Award or group of New Awards in the aggregate (NQSOs plus RSUs) do not at the time of the proposed issuance exceed the Maximum Award and the RSU component does not exceed 150,000 New Award Shares.

No Option Awards were granted in 2022 or 2021 under the 2021 Plan.

As of December 31, 2021, RSU Awards covering 58,011 SGRP Shares had been granted under the 2021 Plan, and no RSU Awards were granted in 2022 under the 2021 Plan. RSU Awards covering 14,502. SGRP Shares granted under the 2021 Plan vested during 2022, which the Corporation elected to satisfy through the issuance of SGRP Shares, and RSU Awards covering 29,004 SGRP Shares granted under the 2021 Plan remained unvested at December 31, 2022.

Option Awards under the 2021 Plan expire on the fifth anniversary of grant or sooner as provided in the 2021 Plan, whether or not vested. Once vested under the 2021 Plan, RSU Awards do not expire. Under the 2021 Plan: (i) each stock option Award must vest over a four-year period following the date of grant in four (4) equal amounts annually starting on the first anniversary of the grant date; (ii) any RSU Award granted to an employee shall vest over a three-year period following the date of grant annually in three (3) equal amounts starting on the first anniversary of the RSU grant date; and (iii) any RSU Award granted to a Director shall vest over a one-year period following the date of grant in four (4) equal amounts quarterly with one (1) installment vesting at the end of each three-month period following the date of the RSU grant date.

2020 Plan

The Board authorized and approved the revised proposed 2020 stock compensation plan of SGRP (the "2020 Plan"), which was submitted to and approved by SGRP's stockholders at the Special Meeting of SGRP's stockholders on January 19, 2021 (the "2020 Plan Effective Date"). The 2020 Plan became effective immediately upon such approval.

The 2020 Plan: (a) has a four-month term from the 2020 Plan Effective Date (as defined below) through May 1, 2021 (the "2020 Plan Period"); and (b) provides for the issuance of "non-qualified" option awards to purchase shares of SGRP's Common Stock ("SGRP Shares") aggregating: (i) 550,000 SGRP Shares; plus (ii) 50,000 SGRP Shares for each of up to the first three (3) additional new Directors during the period December 1, 2020, to April 30, 2021 (for a possible total of 700,000 SGRP Shares) available for future Awards during the 2020 Plan Period as outlined below (the "20-21 Maximum") under 2020 Plan. Since one (1) new director joined the Board on the 2020 Plan Effective Date, 600,000 SGRP Shares were available for Awards on the 2020 Plan Effective Date.

The 2020 Plan required the Corporation to issue as of the plan effective date new awards for options to purchase: (i) an aggregate of 125,000 SGRP Shares to 19 employees (other than the Named Executive Officers) in individual amounts designated by the Board; (ii) 10,000 SGRP Shares to each of Mr. Panagiotis N. Lazaretos, Mr. Igor Novgorodtsev, Mr. Robert G. Brown and Mr. Arthur H. Baer (each a director); and (iii) 50,000 SGRP Shares to each member of the Board of Directors on the Effective Date of the Plan. Those options were granted by the Board on February 4, 2021. The 2020 Plan was terminated on May 1, 2021, and no further options were granted under it.

2008 Plan Summary

2008 Plan Stock option award activity for the years ended December 31, 2022 and 2021 is summarized below for the periods presented:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2021	1,457,936	$1.31	3.63	$113
Granted	–	–	–	–
Exercised/cancelled	679,062	1.08	–	295
Forfeited or expired	(87,712)	–	–	–
Outstanding at December 31, 2021	691,162	$1.53	2.60	$72
Granted	–	–	–	–
Exercised	57,500	1.07	–	10
Forfeited or expired	(120,562)	–	–	–
Outstanding at December 31, 2022	513,100	$1.63	2.16	$68
Exercisable at December 31, 2022	513,100	$1.63	2.15	$68

The Company recognized $0 and $13,000 in stock-based compensation expense relating to stock option awards during the years ended December 31, 2022 and 2021, respectively. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2022 and 2021, was approximately $0 and $3,000, respectively.

As of December 31, 2022, total unrecognized stock-based compensation expense related to stock options was $0.

2018 Plan Summary

2018 Plan Stock option award activity for the years ended December 31, 2022 and 2021 are summarized below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2021	430,000	$0.90	7.87	$8
Granted	–	-	–	–
Exercised/cancelled	230,000	0.85	–	235
Forfeited or expired	(40,000)	–	–	–
Outstanding at December 31, 2021	160,000	$0.93	6.82	$31
Granted	–	–	–	–
Exercised	12,500	0.76	–	8
Forfeited or expired	(2,500)	-	–	–
Outstanding at December 31, 2022	145,000	$0.94	5.79	$52
Exercisable at December 31, 2022	135,000	$0.98	5.64	$44

No stock options were granted in 2022 under the 2018 Plan.  The total intrinsic value of stock options awards exercised during the year ended December 31, 2022 and 2021 was $8,000 and $235,000, respectively.

The Company recognized $6,000 and $23,000 in stock-based compensation expense relating to stock option awards during the years ended December 31, 2022 and 2021, respectively. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2022 and 2021 was approximately $2,000 and $6,000, respectively.

As of December 31, 2022, there was no unrecognized stock-based compensation expense related to stock options granted under the 2018 Plan.

2020 Plan Summary

Following are the specific valuation assumptions used for options granted in 2021 for the 2020 Plan:

2021
Expected volatility	52.8%
Expected dividend yields	0.0%
Expected term (in years)	5
Risk free interest rate	1.0%
Expected forfeiture rate	4.0%

2020 Plan Stock option award activity for the years ended December 31, 2022 and 2021 are summarized below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2021	–	$–	–	$–
Granted	565,000	1.55	4.10	–
Exercised/cancelled	–	–	–	–
Forfeited or expired	(180,000)	–	–	–
Outstanding at December 31, 2021	385,000	$1.55	4.10	$–
Granted	–	–	–	–
Exercised	–	–	–	–
Forfeited or expired	(10,000)	–	–	–
Outstanding at December 31, 2022	375,000	$1.55	3.10	$–
Exercisable at December 31, 2022	91,250	$1.55	3.10	$–

No stock options were granted in 2022 under the 2020 Plan. The total intrinsic value of stock option awards exercised during the years ended December 31, 2022 and 2021 was $0.

The Company recognized $58,000 and $57,000 in stock-based compensation expense relating to stock option awards during the years ended December 31, 2022 and 2021, respectively. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2022 and 2021 was approximately $15,000 and $16,000, respectively.

As of December 31, 2022, total unrecognized stock-based compensation expense related to stock options was $121,000. This expense is expected to be recognized over a weighted average period of approximately 2.1 years.

2021 Plan Stock Option Summary

Following are the specific valuation assumptions used for options granted in 2021 for the 2021 Plan:

2021
Expected volatility	55.0%
Expected dividend yields	0.0%
Expected term (in years)	5
Risk free interest rate	1.3%
Expected forfeiture rate	0.0%

2021 Plan Stock option award activity for the years ended December 31, 2022 and 2021 are summarized below:

Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2021	–	$–	–	$–
Granted	100,000	1.51	–	–
Exercised/cancelled	–	–	–	–
Forfeited or expired	–	–	–	–
Outstanding at December 31, 2021	100,000	$1.51	4.81	$7
Granted	–	–	–	–
Exercised	–	–	–	–
Forfeited or expired	–	–	–	–
Outstanding at December 31, 2022	100,000	$1.51	3.81	$–
Exercisable at December 31, 2022	25,000	$1.51	3.81	$–

No stock options were granted in 2022 under the 2021 Plan. The total intrinsic value of stock option awards exercised during the years ended December 31, 2022 and 2021 was $0.

The Company recognized $18,000 and $3,000 in stock-based compensation expense relating to stock option awards during the years ended December 31, 2022 and 2021, respectively. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2022 and 2021 was approximately $4,000 and $1,000, respectively.

As of December 31, 2022, total unrecognized stock-based compensation expense related to stock options was $51,000. This expense is expected to be recognized over a weighted average period of approximately 2.8 years.

2021 Plan RSU Summary

The following table summarizes the activity for Restricted Stock Unit (RSU) CEO awards during the years ended December 31, 2022 and 2021:

		Weighted-
		Average
		Grant Date
		Fair Value
RSUs	Shares	per Share
Unvested at January 1, 2021	–	–
Granted	58,011	1.81
Vested	–	–
Forfeited	–	–
Unvested at December 31, 2021	58,011	1.81
Granted	–	–
Vested	19,336	1.81
Forfeited	–	–
Unvested at December 31, 2022	36,675	1.81

During the years ended December 31, 2022 and 2021, the Company recognized approximately $35,000 and $14,000, respectively, of stock-based compensation expense related to RSUs. The recognized tax benefit on stock-based compensation expense related to RSUs during the years ended December 31, 2022 and 2021 was approximately $9,000 and $3,000, respectively.

During the years ended December 31, 2022 and 2021, the total fair value of RSUs vested was $24,000 and $0 respectively.

As of December 31, 2022, total unrecognized stock-based compensation expense related to unvested RSUs awards was $56,000. This expense is expected to be recognized over a weighted average period of approximately 1.6 years.

CFO Inducement Award Stock Option Summary

CFO Inducement Award stock option activity for the years ended December 31, 2022 and 2021 are summarized below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2021	200,000	$0.85	9.67	$60.00
Granted	–	–	–	–
Exercised/cancelled	50,000	0.85	–	–
Forfeited or expired	–	–	–	–
Outstanding at December 31, 2021	150,000	$0.85	8.67	$57
Granted	–	–	–	–
Exercised	50,000	0.85	–	–
Forfeited or expired	–	–	–	–
Outstanding at December 31, 2022	100,000	$0.85	7.67	$45
Exercisable at December 31, 2022	–	$–	–	$–

No stock options were granted in 2022 under the CFO Inducement Plan.  The total intrinsic value of stock option awards exercised during the years ended December 31, 2022 and 2021 was $45,000 and $37,000.

The Company recognized $19,000 and $22,000 in stock-based compensation expense relating to stock option awards during the years ended December 31, 2022 and 2021, respectively. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2022 and 2021, was approximately $5,000 and $5,000, respectively.

As of December 31, 2022, total unrecognized stock-based compensation expense related to stock options was $32,000. Following the departure of Fay DeVriese in January of 2023, the outstanding RSUs and options were subsequently forfeited.

CEO Inducement Award Stock Option Summary

Following are the specific valuation assumptions used for the stock option awards granted in 2021 for the CEO Inducement Award:

2021
Expected volatility	52.7%
Expected dividend yields	0.0%
Expected term (in years)	1
Risk free interest rate	0.76%
Expected forfeiture rate	6.0%

CEO Inducement Award stock option activity for the years ended December 31, 2022 and 2021 are summarized below:

Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
		Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2021	–	$–	–	$–
Granted	630,000	1.90	9.15	–
Exercised/cancelled	–	–	–	–
Forfeited or expired	–	–	–	–
Outstanding at December 31, 2021	630,000	$1.90	9.15	$–
Granted	–	–	–	–
Exercised	–	–	–	–
Forfeited or expired	–	–	–	–
Outstanding at December 31, 2022	630,000	$1.90	8.15	$–
Exercisable at December 31, 2022	630,000	$1.90	8.15	$–

No stock options were granted in 2022 under the CEO Inducement Award.  The total intrinsic value of stock option awards exercised during the years ended December 31, 2022 and 2021 was $0.

The Company recognized $85,000 and $509,000 in stock-based compensation expense relating to stock option awards during the years ended December 31, 2022 and 2021, respectively. The recognized tax benefit on stock-based compensation expense related to stock options during the years ended December 31, 2022 and 2021, was $21,000 and $126,000, respectively.

As of December 31, 2022, there was no unrecognized share-based compensation expense related to stock options granted under the CEO Inducement Award.

CEO Inducement Award RSU Summary

The following table summarizes the activity for Restricted Stock Unit (RSU) CEO awards during the years ended December 31, 2022 and 2021:

		Weighted-
		Average
		Grant Date
		Fair Value
	Shares	per Share
Unvested at January 1, 2021	–	$–
Granted	138,090	1.87
Vested	–	–
Forfeited	–	–
Unvested at December 31, 2021	138,090	$1.85
Granted	-	–
Vested	99,415	1.86
Forfeited	–	–
Unvested at December 31, 2022	38,675	$1.81

During the years ended December 31, 2022 and 2021, the Company recognized approximately $101,000 and $87,000, respectively, of stock-based compensation expense related to RSUs. The recognized tax benefit on stock-based compensation expense related to RSUs during the years ended December 31, 2022 and 2021 was approximately $25,000 and $21,000, respectively.

During the years ended December 31, 2022 and 2021, the total fair value of RSUs vested was $120,000 and $0 respectively.

As of December 31, 2022, total unrecognized stock-based compensation expense related to unvested RSUs awards was $56,000. This expense is expected to be recognized over a weighted average period of approximately 1.6 years.

Share-Based Compensation Expense

Share-based compensation expense for the years ended December 31, 2022 and 2021 was $346,000 and $711,000, respectively.

Employee Stock Purchase Plans

In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company to purchase SGRP's Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, the Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay 15% of the value of the stock purchased as a cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

Audit and Compensation Committee Interlocks and Insider Participation

No member of the Board's Audit Committee, Compensation Committee or Governance Committee was at any time during the year ended December 31, 2021, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member (including any member of SGRP's Board, Audit Committee, Compensation Committee or Governance Committee) serves as a member of the board of directors, audit, compensation or governance committee of any other entity, except for the positions of Messrs. Robert G. Brown and William H. Bartels as directors of SGRP and as directors and officers of certain of its affiliates, including SBS, SAS and Infotech (See Transactions with Related Persons, Promoters and Certain Control Persons, below).

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of SGRP's Common Stock as of December 31, 2022, by: (i) each person who is known by SGRP to own beneficially more than 5% of SGRP's Common Stock; (ii) each of SGRP's directors; and (iii) each of the Named Executive Officers in the Summary Compensation Table. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Percentage
Common Shares	Robert G. Brown	6,746,406	(1)	30.88%
Common Shares	William H. Bartels	5,309,214	(1)	24.30%
Common Shares	Michael R. Matacunas	645,393	(1) (2)	2.95%
Common Shares	Peter W. Brown	131,560	(1) (3)	0.60%
Common Shares	Kori G. Belzer	74,173	(1) (4)	*
Common Shares	James R. Brown, Sr.	43,084	(1) (5)	*
Common Shares	Fay DeVriese	21,471	(1) (6)	*
Common Shares	William Linnane	17,909	(1)	*
Common Shares	Ronald Lutz	17,678	(1)	*
Common Shares	Michael Wager	12,500	(1) (7)	*
Common Shares	Sean Whelan	12,500	(1) (8)	*
Common Shares	All Executives and Directors	13,031,888	-	59.66%
Common Shares	Outstanding Shares	21,845,414

*       Less than 1%

(1)	The address of such owners is c/o SPAR Group, Inc. 1910 Opdyke Court, Auburn Hills, Michigan 48326.
(2)	Mr. Michael R. Matacunas' beneficial ownership includes 630,000 shares issuable upon exercise of options and 26,315 shares upon vesting of restricted stock units.
(3)	Mr. Peter W. Brown's beneficial ownership includes 80,000 shares issuable upon exercise of options.
(4)	Ms. Kori G. Belzer's beneficial ownership includes 67,500 shares issuable upon exercise of options and 16,574 shares upon vesting of restricted stock units.
(5)	Mr. James R. Brown, Sr. resigned from the Board in January 2022.
(6)	Ms. Fay DeVriese departed SGRP in January 2023.
(7)	Mr. Michael Wager passed away in July 2023.
(8)	Mr. Sean M. Whelan resigned from the Board effective September 30, 2023.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act ("Section 16(a)") requires SGRP's directors and certain of its officers and persons who own more than 10% of SGRP's Common Stock to file reports of ownership and changes in their ownership of SGRP's Common Stock with the Commission. Insiders are required by Commission regulations to furnish SGRP with copies of all Section 16(a) forms they file.  The following is a report of late Section 16(a) filings by the current officers and directors of SGRP (collectively, "Insiders").

Based solely on its review of the copies of such forms received by it for the year ended December 31, 2019 ("2019"), filings by certain Insiders during or for 2019, or written representations from such Insiders for 2019, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that: (i) eight (8) Form 4s were filed late by Mr. Robert G. Brown; and (ii) three (3) Form 4s were filed late by Ms. Kori G. Belzer.

Based solely on its review of the copies of such forms received by it for the year ended December 31, 2020 ("2020"), filings by certain Insiders during or for 2020, or written representations from such Insiders for 2020, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that: (i) one (1) Form 4 was filed late by Mr. Robert G. Brown; (ii) one (1) Form 3 was filed late by Mr. Peter W. Brown; and (iii) one (1) Form 4 was filed late by Ms. Kori G. Belzer.

Based solely on its review of the copies of such forms received by it for the year ended December 31, 2021 ("2021"), filings by certain Insiders during or for 2021, or written representations from such Insiders for 2021, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that: (i) four (4) Form 4s were filed late by Mr. Robert G. Brown; (ii) five (5) Form 4s were filed late by Mr. William H. Bartels; (iii) one (1) Form 3 was filed late by Mr. James R. Brown, Sr.; (iv) one (1) Form 3 was filed late by Mr. Michael Wager (who passed away on July 8, 2023); (v) one (1) Form 3 was filed late by Mr. Sean M. Whelan (who resigned effective September 30, 2023); (vi) one (1) Form 3 was filed late by Mr. Michael R. Matacunas; (vii) four (4) Form 4s were filed late by Ms. Kori G. Belzer; and (viii) one (1) Form 3 was filed late by Ms. Fay DeVriese.

Based solely on its review of the copies of such forms received by it for the year ended December 31, 2022 ("2022"), filings by certain Insiders during or for 2022, or written representations from such Insiders for 2022, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that: (i) one (1) Form 4 was filed late by Mr. Robert G. Brown; (ii) one (1) Form 3 and one (1) Form 4 were filed late by SPAR Business Services, Inc., respecting shares beneficially owned by Mr. Robert G. Brown, and several of his Form 4s were amended in early 2023; (iii) three (3) Form 4s were filed late by Mr. William H. Bartels, which were filed in early 2023; (iv) one (1) Form 4 was filed late by Mr. Michael R. Matacunas, which was filed in early 2023; (v) two (2) Form 4s were filed late by Kori G. Belzer; (vi) one (1) Form 3 and one (1) Form 4 were filed late by Mr. William Linnane; (vii) one (1) Form 3 and one (1) Form 4 were filed late by Mr. Ronald Lutz; and (viii) three (3) Form 4s were filed late by Ms. Fay DeVriese.

All such Section 16(a) filing requirements have since been completed by each of the aforementioned Insiders.

Transactions with Related Persons, Promoters and Certain Control Persons

Related Party Transactions

SPAR's policy respecting approval of transactions with related persons, promoters and control persons is contained in the Ethics Code (See Ethics Code, above) The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including those related to the oversight and approval of conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in Part I Sections 2, 3, 11 and 12 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in Part IV Section 15 of the Audit Committee's Charter. The Governance Committee and Audit Committee each consist solely of independent directors. The 2022 By-Laws require that the Chairman of each such Committee and at least two (2) of its members be a Super Independent Director (See Board Size, Quorum and Voting, Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, Contractually Dedicated Seats, 2022 By-Laws, below, and Significant Stockholder Governance Limitations, above.

SPAR's Audit Committee has the specific duty and responsibility to review and approve the overall fairness to the Company and terms of all material related- party transactions and payments. The Audit Committee reviews all related party transactions, in accordance with the Audit Committee Charter, the Ethics Code, the Nasdaq rules and other applicable law to ensure that the overall economic and other terms will be (or continue to be) no less favorable to the Company than would be the case in an arms-length contract with an unrelated provider of similar services (i.e., its overall fairness to the Company, including pricing, payments to related parties and the ability to provide services at comparable performance levels).

Domestic Related Party Transactions

Mr. Robert G. Brown and Mr. William H. Bartels are directors and significant stockholders of SGRP, and thus each is a related party and affiliate of SGRP.  Mr. Robert G. Brown was the Chairman of the Board of Directors of SGRP (the "Board"), but ceased to be eligible to hold that position when the 2022 By-Laws became effective on January 25, 2022. SPAR Business Services, Inc. ("SBS"), SPAR InfoTech, Inc. ("Infotech"), and SPAR Administrative Services, Inc. ("SAS"), are related parties and affiliates of SGRP, but are not under the control or part of the Company. SBS is a related party and affiliate of SGRP because it is owned by SBS LLC, which in turn is beneficially owned by Mr. Robert G. Brown. Infotech is a related party and affiliate because it is owned principally by Mr. Robert G. Brown. SAS is a related party and affiliate of SGRP because it is owned principally by Mr. William H. Bartels and entities owned by affiliates of Mr. Robert G. Brown.

Change of Control, Voting and Restricted Stock Agreement

The Change of Control, Voting and Restricted Stock Agreement (the "CIC Agreement") became effective on January 28, 2022, when signed by the Company and Mr. Robert G. Brown, ("Mr. Brown"), Mr. William H. Bartels, ("Mr. Bartels"), SPAR Administrative Services, Inc., a corporation ("SAS"), and collectively with Mr. Brown, Mr. Bartels and SAS, the ("Majority Stockholders"). Mr. Bartels and Mr. Brown are Directors of the Corporation. Mr. Brown was the Chairman of the Board of Directors of SGRP (the "Board"), but ceased holding that position when the 2022 By-Laws (as defined below) became effective on January 25, 2022.

The execution of the CIC Agreement was conditional upon making the changes to and restatement of the Corporation's 2022 By-Laws, which were approved by the Board and became effective on January 25, 2022 (the "2022 By-Laws").

The financial terms of the CIC Agreement to the Majority Stockholders, totaled $4,477,585, consisting of the following:

1.

The Corporation issued to the Majority Stockholders 2,000,000 restricted shares of Series B Preferred Stock, which are convertible into 3,000,000 SGRP Shares pursuant to the 1:1.5 conversion ratio set forth in the Preferred Designation and the CIC Agreement, subject to adjustment for a forward or reverse share split, share dividend, or similar transactions. These shares will vest over time upon execution of the CIC Agreement in five (5) phases through November 10, 2023, assuming the Majority Stockholders' ongoing compliance with the terms and conditions of the CIC Agreement. Series B Preferred Shares may only be transferred to affiliates and certain related parties of the Majority Stockholders if those affiliates and certain related parties execute a joinder to the CIC Agreement. The Series B Preferred Stock shares was valued at $3,690,000 in total, based on the SGRP stock price on December 31, 2021 of $1.23 per share for the 3,000,000 conversion SGRP shares.

2.

The Corporation made a $250,000 cash payment to Mr. Brown and agreed to reimburse up to $35,000 of the legal expenses of the Majority Stockholders that were incurred after January 1, 2021, in connection with the negotiation and execution of the CIC Agreement.

3.	The Corporation assumed financial responsibility for, and paid directly to Affinity Insurance Company, Ltd., $502,585 to settle SAS obligations and the related claim for the 2014-2015 plan year.

Pursuant to the CIC Agreement, all actions, claims and demands between the Majority Stockholders and the Company were resolved; and the Majority Stockholders and their affiliates during the five-year term of the CIC Agreement have agreed to give up their rights to do any of the following: (i) act or attempt to act by written consent; (ii) submit or attempt to submit any stockholder proposals in advance of any annual or special stockholders meeting of the Corporation; (iii) call or attempt to call any special meetings of the Corporation's stockholders; (iv) continue or commence or attempt to continue or commence any legal claims against the Company; (v) change or attempt to change the size of the Board; (vi) appoint or remove or attempt to appoint or remove any director or officer of the Corporation, except as expressly permitted with in the CIC Agreement; (vii) amend or attempt to amend the Corporation's Certificate of Incorporation or 2022 By-Laws; and (viii) enter or attempt to enter into any agreement, arrangement or understanding with any other person in an effort to take any of those actions.

The Corporation's amended and restated 2022 By-Laws were adopted to increase the independence of the Board by making the following changes (among others): (i) the Board size was fixed at seven (7) and must consist of at least three (3) Super Independent Directors (as defined below) plus the CEO at all times; (ii) the Chairman, Vice Chairman and all Committee Chairpersons must qualify as Super Independent Directors; and (iii) to establish a quorum, any Board meeting must have 70% of the Directors including the majority of Super Independent Directors.  If there are less than three (3) Super Independent Directors, than the least tenured non-Super Independent Director, other than the CEO, may not vote on Board matters, which helps to ensure that the Board remains under independent governance.  As defined in the 2022 By-Laws "Super Independent Director" means a member of the Board who: (1) qualifies as an independent director under applicable laws and regulations; (2) is affirmatively determined to be an independent director by the Governance Committee of the Board; (3) excludes the Majority Stockholders, Spar Administrative Services, Inc. and Spar Business Services, Inc. and any of their respective Relatives, Family Members, or Affiliates; and (4) excludes any Person that is or was a present or past employee or advisor of any company with which any of the Majority Stockholders has been involved and any Person that is, or was in the past, related or affiliated in any way to any of the Majority Stockholders, including, without limitation, any Affiliates of Innovative Global Technologies, LLC or SP/R, Inc. Defined Benefit Pension Trust.

In January 2022, for the CIC Agreement and 2022 By-Laws to go into effect, two (2) of the Board members at the time, Mr. James R. Brown, Sr. and Mr. Panagiotis N. Lazaretos, who are affiliated with the Majority Stockholders, retired from the Board and assumed other advisory roles with the Company under separate agreements (see below).

For the current Board composition and corporate, governance, see Directors, Executive Officers and Corporate Governance, Board Size, Quorum and Voting, Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, Contractually Dedicated Seats, and 2022 By-Laws, above.

James R. Brown, Sr. Advisor Agreement

On January 25, 2022, the Corporation entered into a consulting agreement with Mr. James R. Brown, Sr., effective January 26, 2022, following his retirement as a director of SGRP on January 25, 2022, pursuant to which Mr. James R. Brown, Sr. will serve as a Board advisor to SGRP from time to time for a term of one (1) year (the "Brown Advisor Agreement"). As compensation for his services, Mr. James R. Brown, Sr. was entitled to receive compensation at a rate of $55,000 for the term of the Brown Advisor Agreement. Payments will be made in equal quarterly installments and will be pro-rated for partial quarters.  This agreement has expired.

Panagiotis N. Lazaretos Consulting Agreement

On January 27, 2022, the Corporation entered into a consulting agreement with Thenablers, Ltd. effective February 1, 2022 (the "Lazaretos Consulting Agreement"). Thenablers, Ltd. is wholly owned by Mr. Panagiotis N. Lazaretos, a retired director of the Corporation. Following Mr. Panagiotis N. Lazaretos' retirement as a director on January 25, 2022, Thenablers, Ltd. agreed to provide the consulting services of Mr. Panagiotis N. Lazaretos to the Corporation regarding global sales and new markets' expansion. The Lazaretos Consulting Agreement cannot be terminated by the consent of either party for the first twelve (12) months, and automatically expires on January 31, 2024. As compensation for its services, Thenablers, Ltd. is entitled to receive: (i) base compensation at a rate of $10,000 per month for the term of the Consulting Agreement; (ii) incentive-based compensation as calculated in Exhibit A of the Lazaretos Consulting Agreement; and (iii) the outstanding options granted to Mr. Panagiotis ("Panos") N. Lazaretos on February 4, 2022 will continue to be outstanding and vest according to their terms under the agreement. As permitted by that agreement, on February 2, 2023, the Corporation gave notice that it was terminating that agreement effective July 31, 2023.

Other Domestic Related Party Transactions

National Merchandising Services, LLC ("NMS"), is a consolidated domestic subsidiary of the Company and is owned jointly by SGRP and by National Merchandising of America, Inc. ("NMA"). Mr. Edward Burdekin is the Chief Executive Officer and President and a director of NMS and also is an executive officer and director of NMA. Ms. Andrea Burdekin, Mr. Edward Burdekin's wife, is the sole stockholder and also a director of both NMA and NMS. NMA is a related party of the Company but is not under the control of or consolidated with the Company. Mr. Edward Burdekin's wife also owns National Store Retail Services ("NSRS"). Since September 2018 through June of 2021, NSRS provided substantially all of the domestic merchandising specialist field force used by NMS. For those services, NMS agrees to reimburse NSRS certain costs for providing those services plus a premium ranging from 4.0% to 10.0% of certain costs. Starting in July of 2021, the domestic merchandising specialist field force services provided by NSRS was transitioned to National Remodel & Setup Services, LLC ("NRSS") with the same financial arrangement. Ms. Andrea Burdekin is the owner of NRSS. NMS also leases office space from Mr. Edward Burdekin's personal property.

Resource Plus, is a consolidated domestic subsidiary of the Company and is owned jointly by the Company and by Mr. Richard Justus. Mr. Richard Justus has an ownership interest in RJ Holdings which owns the buildings where Resource Plus is headquartered and operates. Both buildings are subleased to Resource Plus.

On December 1, 2021, the Corporation entered into the Agreement for Marketing and Advertising Services (the "WB Agreement") with WB Marketing, Inc. (the "Agent", and together with the Company, the "Parties"). The Agent is an entity owned and controlled by Mrs. Jean Matacunas who is the wife of President and Chief Executive Officer, Mr. Michael R. Matacunas. Mr. Michael R. Matacunas is also a minority owner of the Agent. The service fees paid to WB Marketing for the year ended December 31, 2022 was $189,000.

International Related Party Services

SGRP Meridian (Pty), Ltd. ("Meridian") is a consolidated international subsidiary of the Company and is owned 51% by the Company, Mr. Adrian Wingfield, who is a Director of Meridian, is one of the owners of Merhold Holding Trust ("MHT"). MHT owns the building where Meridian is headquartered.

The Corporation's principal Brazilian operating subsidiary, SPAR Brasil Serviços de Merchandising e Tecnologia S.A.  ("SPAR BSMT"), is owned 51% by the Company, 39% by JK Consultoria Empresarial Ltda.-ME, a Brazilian limitada ("JKC"), and 10% by Earth Investments, LLC ("EILLC"). JKC is owned by Mr. Jonathan Dagues Martins ("JDM") and his sister, Ms. Karla Dagues Martins. JDM is the Chief Executive Officer and President of SPAR BSMT and each of its subsidiaries pursuant to a Management Agreement between JDM and SPAR BSMT dated September 13, 2016. JDM also is a director of SPAR BSMT. Accordingly, JKC and JDM are each a related party respecting the Company. EILLC is owned by Mr. Peter W. Brown, who currently is a director of both SPAR BSMT and SGRP, and who also is the nephew of Mr. Robert G. Brown.

SPARFACTS is a consolidated international subsidiary of the Company and is owned 51% by SGRP. Ms. Lynda Chapman is a director of SPARFACTS. Her various companies provide office lease, accounting and consultant services to SPARFACTS.

Summary of Certain Related Party Transactions

The following costs of affiliates were charged to the Company (in thousands):

	Year Ended December 31,
	2022	2021
Services provided by affiliates:
National Store Retail Services (NSRS) (1)	$-	$3,799
National Remodel & Setup Services (NRSS) (1)	8,565	3,484
Consulting and administrative services (RJ Holdings) (2)	477	567
Office lease expenses (RJ Holdings) (2)	248	248
Office and vehicle lease expenses (MPT, MCPT, MHT) (2)	-	115
Consulting and administrative fees (SPARFACTS) (2)	431	325
Other (2)	157	151
Total services provided by affiliates	$9,878	$8,689

Due to affiliates consists of the following (in thousands):	December 31,
	2022	2021
Loans from local investors:(3)
China	$1,382	$1,784
Mexico	623	623
Australia	693	597
Resource Plus	266	266
Total due to affiliates	$2,964	$3,270

(1)     Represent loans from the local investors into the Company's subsidiaries (representing their proportionate share of working capital loans). The loans have no payment terms and are due on demand.

(2)     These expenses are reflected in "Selling, general, and administrative expense" expense in the consolidated statements of operations and comprehensive (loss) income.

(3)     Represent loans from the local investors into the Company's subsidiaries (representing their proportionate share of working capital loans).  The loans have no payment terms and are due on demand.

Bartels' Retirement

Mr. William H. Bartels retired as an employee of the Company as of January 1, 2020. However, he continues to serve as a member of SPAR's Board. Mr. William H. Bartels is also one of the founders and a significant stockholder of SGRP.

Effective as of January 18, 2020, SPAR's Governance Committee proposed and unanimously approved retirement benefits for the five-year period commencing January 1, 2020, and ending December 31, 2024 (the "Five-Year Period"), for Mr. William H. Bartels. The aggregate value of benefits payable to Mr. William H. Bartels is approximately $220,558 per year and a total of $1,102,790 for the Five-Year Period. The Company recognized $700,000 of retirement benefits during the year ended December 31, 2020, representing the present value of the future Retirement Compensation, Supplemental Fees and Medical Benefits payments due Mr. William H. Bartels. As of December 31, 2022 $290,917 of retirement benefits remains outstanding and is included within Accrued expenses and other current liabilities on the consolidated balance sheets.  See Discussion of Directors' Compensation, below.

Other Related Party Transactions and Arrangements

SPAR Business Services, Inc. ("SBS"), and SPAR InfoTech, Inc. ("Infotech"), are related parties and affiliates of SGRP, but are not under the control or part of the consolidated Company. SBS is an affiliate and related party because it is owned by SBS LLC, which in turn is beneficially owned by Mr. Robert G. Brown, Director and significant shareholder of SGRP. Infotech is an affiliate and related party because it is owned principally by Mr. Robert G. Brown. SPAR Administrative Services, Inc. ("SAS"), is a related party and affiliate of SGRP, but is not under the control or part of the consolidated Company. SAS is an affiliate and related party because it is beneficially owned by Mr. William H Bartels (a Director and significant stockholder of SGRP) and family members of Mr. Robert G. Brown. See Change of Controls, Voting and Restricted Stock Agreement, above.

In July 1999 SMF, SBS and Infotech entered into a perpetual software ownership agreement providing that each party independently owned an undivided share of and has the right to unilaterally license and exploit certain portions of the Company's proprietary scheduling, tracking, coordination, reporting and expense software are co-owned with SBS and Infotech and each entered into a non-exclusive royalty-free license from the Company to use certain "SPAR" trademarks in the United States. SAS uses the "SPAR name through the SBS License.

Director Independence

See Board Size, Quorum and Voting and Director Nominations: Experience, Integrity, Diversity and other Criteria, Director Independence, Contractually Dedicated Seats, and 2022 By-Laws, above.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The following is the Audit Committee's report submitted to the Board.

Report

Management is responsible for the Company's internal controls and the financial reporting process (as more fully described below). BDO USA, LLP ("BDO"), the independent registered public accounting firm for the Company, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company as of December 31, 2022 and 2021 and, for the years then ended, (the "Consolidated Financial Statements"), as included in the Company's 2022 Annual Report on Form 10-K and Form 10-K/A for that period as filed with the Securities and Exchange Commission on April 17, 2023 and May 1, 2023, respectively (collectively, the "2022 Annual Report").

In addition, the Audit Committee has also received from and discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X.

The Audit Committee received and reviewed the written disclosures and the letter from BDO required by the Public Company Accounting Oversight Board regarding communication with the Audit Committee concerning independence. The Audit Committee has discussed BDO's independence from the Company with BDO. The Audit Committee also discussed with management of the Company and BDO such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and a review of the report of BDO with respect to the Consolidated Financial Statements, and relying thereon, the Audit Committee has recommended to the Company's Board of Directors that the Consolidated Financial Statements be included in the Company's 2022 Annual Report.

For the period that began on January 1, 2022, and ended December 31, 2022, the Audit Committee consisted of Mr. Sean M. Whelan, its Chairman (who resigned effective September 30, 2023), Mr. Michael Wager (who passed away on July 8, 2023) and Mr. Peter W. Brown (who departed the Committee in October 2023). Mr. James R. Gillis was added to the Audit Committee in August 2023, and Mr. John Bode and Ms. Linda Houston became members and Mr. John Bode was made Chairman of the Audit Committee in October 2023.

AUDIT COMMITTEE
John Bode, its Chairman, James R. Gillis and Linda Houston

NO OTHER BUSINESS

In accordance with SGRP's 2022 By-Laws, no proposals or matters other than those specifically described above are permitted to come before the 2023 Annual Meeting.  If any other matters or motions are attempted to be presented at the 2023 Annual Meeting, they will be ruled out of order and denied.  It is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the 2023 Annual Meeting.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), SPAR Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, and marked "Stockholder Communication".

SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), on which it is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

In addition, questions may be asked of any director before the Special Meeting and all of SGRP's directors are expected to attend the Special Meeting. Additionally, the Corporation believes its directors should attend all possible meetings of the Board and its committees and stockholders, but has not specified any required minimum attendance.

Submission of Stockholder Proposals and Director Nominations for 2024 Annual Meetings

For any business, nominee or proposal to be properly brought before any annual meeting by a stockholder (acting in his or her capacity as stockholder), the 2022 By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2024 Annual Meeting of SGRP stockholders (the "2024 Annual Meeting") must notify SGRP by no later than December 15, 2023. Such stockholder's notice shall be in the form and contain the substance required under the 2022 By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after December 15, 2023, or that do not conform to the requirements of the 2022 By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's Proxy Statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2024 Annual Meeting.

Stockholder proposals submitted under Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's Proxy Statement and form of proxy) can be submitted by no later than the 90th day preceding the scheduled stockholder meeting. Since such a proposal does not have to be in the Proxy Statement, this provision was added to the 2022 By-Laws pursuant to the Settlement (See 2022 By-Laws, above) and principally benefits those who make such a proposal and have sufficient votes to approve it, such as the Majority Stockholders. However, the Corporation may choose to voluntarily include such a proposal in its Proxy Statement to provide actual notice to all of its stockholders.

The 2022 By-Laws provide that a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting: (i) a brief description of the business, nominee or proposal desired to be brought before the 2024 Annual Meeting and the reasons for considering the same at the 2024 Annual Meeting; (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three (3) years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain: (A) the proposed nominee's name and qualifications, including five-year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any); (B) the reason for such recommendation; (C) the number of shares of stock of SGRP that are beneficially owned by such nominee; (D) a description of any business or other relationship, whether current or at any time within the past three (3) years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors; and (E) a description of any financial or other relationship, whether current or at any time within the past three (3) years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

If it is determined by the Governance Committee or the presiding officer of the 2024 Annual Meeting that a stockholder proposal was submitted after December 15, 2022, or otherwise was not made in accordance with the terms of the 2022 By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the 2024 Annual Meeting.

Stockholder Proposals and Director Nominations Submitted for the 2023 Annual Meetings

Substantially similar rules and procedure were described in SGRP's 2022 Proxy Statement for submission of such proposals for the 2023 Annual Meeting.  If it is determined by the Governance Committee or the presiding officer of the 2023 Annual Meeting that a stockholder proposal was submitted after December 15, 2022, or otherwise was not made in accordance with the terms of the 2022 By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the 2023 Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver the Company's communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of any Notice of Internet Availability of Proxy Materials and/or a printed version of the 2022 Annual Report to stockholders and this Proxy Statement. Upon oral or written request, the Company will promptly deliver a separate copy of the above materials to any stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also request delivery in the future of a single copy of such documents if they are currently receiving multiple copies of such documents. Stockholder may notify SGRP of their requests by writing to: SPAR Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, Attn: Antonio Calisto Pato, Chief Financial Officer.

Q&A/Information Regarding Virtual Attendance at the 2023 Annual Meeting

Further details and frequently asked questions regarding the 2023 Annual Meeting are available on the Company's Investor Relations website at https://investors.sparinc.com/ and SGRP's SEC filings are available at investors.sparinc.com/sec-filings.

OTHER REPORTS

A COPY OF THE 2022 ANNUAL REPORT ON FORM 10-K AND 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2022 FILED WITH THE SEC ON APRIL 17, 2023 AND MAY 1, 2023, RESPECTIVELY (COLLECTIVELY, THE "2022 ANNUAL REPORT"), ANDSGRPs QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2023, FILED WITH THE SEC ON AUGUST 14, 2023 (THE "2023 Q2 REPORT"), AND THE CURRENT REPORTS ON FORM 8-K REFERENCED IN THIS PROXY STATEMENT ARE AVAILABLE AT INVESTORS.SPARINC.COM/SEC-FILINGS.

SGRP WILL PROVIDE EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT (EXCLUDING ALL EXHIBITS NOT EXPLICITLY INCORPORATED BY REFERENCE HEREIN). REQUESTS FOR COPIES OF THE 2022 ANNUAL REPORT MUST BE SENT TO SPAR GROUP, INC., 1910 OPDYKE COURT, AUBURN HILLS, MI 48326, ATTN: ANTONIO CALISTO PATO, CHIEF FINANCIAL OFFICER.

SGRP'S 2022 ANNUAL REPORT (IN THE SEPARATE 2022 10-K AND 2022 10-K/A FILINGS), QUARTERLY AND CURRENT REPORTS AND OTHER SEC FILINGS ARE AVAILABLE AT INVESTORS.SPARINC.COM/SEC-FILINGS.

THE 2022 ANNUAL REPORT, THE STOCKHOLDER LETTER, SUMMARY TABLES AND CORPORATE DIRECTORIES, THE QUARTERLY REPORT ON FORM 10-Q, AND THE CURRENT REPORTS ON FORM 8-K REFERENCED IN THIS PROXY STATEMENT ARE NOT PART OF SGRP'S SOLICITING MATERIAL AND SUCH STOCKHOLDER LETTER SUMMARY TABLES AND CORPORATE DIRECTORIES HAVE NOT BEEN FILED WITH THE SEC.

PROXIES AND SOLICITATION

The proxy accompanying this Proxy Statement is solicited on behalf of the SGRP's Board of Directors. Proxies for the 2023 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. SGRP will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of SGRP (who will not be specifically compensated for such services) personally or by telephone. SGRP will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

/s/ Antonio Calisto Pato
Antonio Calisto Pato
Secretary, Treasurer and Chief Financial Officer

Auburn Hills, Michigan
October 13, 2023

SPAR Group, Inc. VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
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## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Online**
Go to **www.envisionreports.com/SGRP** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SGRP**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## 2023 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — A majority of the Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 1 YEAR on Proposal 4.**

1A. To elect on an advisory basis two Directors of SGRP to serve on SGRP's Board of Directors (the "**Board**") during the ensuing year and until their successors are elected;

| | For | Against | Abstain |
|---|---|---|---|
| 01 - William H. Bartels | ☐ | ☐ | ☐ |
| 02 - Michael R. Matacunas | ☐ | ☐ | ☐ |

1B. To elect three Directors of SGRP to serve on SGRP's Board of Directors (the "**Board**") during the ensuing year and until their successors are elected;

| | For | Against | Abstain |
|---|---|---|---|
| 03 - John Bode | ☐ | ☐ | ☐ |
| 04 - James R. Gillis | ☐ | ☐ | ☐ |
| 05 - Linda Houston | ☐ | ☐ | ☐ |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. To select, on an advisory basis, whether the Corporation should request an advisory vote from its shareholders respecting compensation of the Named Executive Officers every one, two or three years (i.e., "Say on Frequency"); | ☐ | ☐ | ☐ | ☐ |

**B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 JNT
1 U P X 5 7 9 7 4 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03VEMH

**The 2023 Annual Meeting of Shareholders of SPAR Group, Inc. will be held on November 9, 2023 at 12:00 pm, Eastern Time, virtually via the internet at meetnow.global/MYSTFDV.**

**To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.**

**Small steps make an impact.**

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SGRP

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

## SPAR Group, Inc.

## Notice of 2023 Annual Meeting of Shareholders

### Proxy Solicited by Board of Directors for 2023 Annual Meeting — November 9, 2023

The undersigned hereby appoints Michael R. Matacunas and Antonio Calisto Pato, acting individually or together, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Corporation"), held of record by the undersigned as of September 12, 2023, the record date with respect to this solicitation, at the 2023 Annual Meeting of Shareholders of the Corporation to be held virtually via the internet at meetnow.global/MYSTFDV, beginning at 12:00 pm, Eastern Time, on Thursday, November 9, 2023, and at any postponements and adjournments thereof (the "2023 Annual Meeting"), upon the matters stated on the reverse side.

TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW AND SGRP'S BY-LAWS (TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW), THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED, OR WHEN REGISTERED, COMPLETED, AUTHENTICATED AND SUBMITTED IF BY TELEPHONE OR INTERNET) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS PROVIDED BELOW.

The signor hereby revokes all proxies heretofore given by the signor to vote at the 2023 Annual Meeting, including any adjournments thereof.

**A majority of the Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 1 YEAR on Proposal 4.**

**(Items to be voted appear on reverse side)**

All proxies that are properly completed and submitted will be voted in accordance with the directions made thereon or, in the absence of directions for any item (other than an abstention), this proxy will be voted for the nominees named in Proposal 1, FOR Proposals 2, 3, and "1 Year" on Proposal 4.

SPAR Group, Inc. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## 2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — A majority of the Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 1 YEAR on Proposal 4.**

1A. To elect on an advisory basis two Directors of SGRP to serve on SGRP's Board of Directors (the "**Board**") during the ensuing year and until their successors are elected;

| | For | Against | Abstain |
|---|---|---|---|
| 01 - William H. Bartels | ☐ | ☐ | ☐ |
| 02 - Michael R. Matacunas | ☐ | ☐ | ☐ |

1B. To elect three Directors of SGRP to serve on SGRP's Board of Directors (the "**Board**") during the ensuing year and until their successors are elected;

| | For | Against | Abstain |
|---|---|---|---|
| 03 - John Bode | ☐ | ☐ | ☐ |
| 04 - James R. Gillis | ☐ | ☐ | ☐ |
| 05 - Linda Houston | ☐ | ☐ | ☐ |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. To select, on an advisory basis, whether the Corporation should request an advisory vote from its shareholders respecting compensation of the Named Executive Officers every one, two or three years (i.e., "Say on Frequency"); | ☐ | ☐ | ☐ | ☐ |

**B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X 5 7 9 7 4 5

03VENH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## SPAR Group, Inc.

# Notice of 2023 Annual Meeting of Shareholders

## Proxy Solicited by Board of Directors for 2023 Annual Meeting — November 9, 2023

The undersigned hereby appoints Michael R. Matacunas and Antonio Calisto Pato, acting individually or together, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Corporation"), held of record by the undersigned as of September 12, 2023, the record date with respect to this solicitation, at the 2023 Annual Meeting of Shareholders of the Corporation to be held virtually via the internet at meetnow.global/MYSTFDV, beginning at 12:00 pm, Eastern Time, on Thursday, November 9, 2023, and at any postponements and adjournments thereof (the "2023 Annual Meeting"), upon the matters stated on the reverse side.

TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW AND SGRP'S BY-LAWS (TO THE EXTENT NOT INCONSISTENT WITH APPLICABLE LAW), THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED, OR WHEN REGISTERED, COMPLETED, AUTHENTICATED AND SUBMITTED IF BY TELEPHONE OR INTERNET) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS PROVIDED BELOW.

The signor hereby revokes all proxies heretofore given by the signor to vote at the 2023 Annual Meeting, including any adjournments thereof.

**A majority of the Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 1 YEAR on Proposal 4.**

**(Items to be voted appear on reverse side)**

All proxies that are properly completed and submitted will be voted in accordance with the directions made thereon or, in the absence of directions for any item (other than an abstention), this proxy will be voted for the nominees named in Proposal 1, FOR Proposals 2, 3, and "1 Year" on Proposal 4.